UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Navient Corporation

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Notice of 2016 Annual Meeting of Shareholders and Proxy Statement

Thursday, May 26, 2016 at 11:00 a.m., Eastern Daylight Time Navient Corporation 123 Justison Street Wilmington, Delaware

OUR MISSION

We use our deep expertise to help our customers succeed.

OUR VALUES

CUSTOMER-CENTRICITY
Putting customers first in all we do.

PROACTIVITY
Action-oriented and driven to get things done for our customers.

LEADERSHIP
Always striving to be the best at what we do.

STABILITY
Reliable, trustworthy, and compliance-focused.

INTEGRITY
Our transparent, responsible approach is a source of pride.

NAVIENT.

123 Justison Street

Wilmington, Delaware 19801

April 15, 2016

Dear Fellow Shareholders:

In two weeks, we will celebrate our second anniversary as a separate loan management, servicing and asset recovery company. We value the trust and confidence you have placed in us, and we look forward to continuing to retain that trust and confidence.

In 2015, we executed on our commitment to generate value for shareholders. Highlights from the year include:

•	Earned core net income of $694 million

•	Acquired $3.7 billion in student loans

•	Expanded our municipal asset recovery and business processing services with the acquisition of Gila

•	Extended our asset recovery and business processing services to the healthcare marketplace with the acquisition of Xtend

•	Reduced outstanding unsecured debt by $2.3 billion, and

•	Returned $1.2 billion to shareholders through dividends and share repurchases.

Loan Management and Servicing

Navient is the largest servicer of student loans, serving over 12 million customers with $300 billion in outstanding balances. We bring over 40 years of experience, allowing us to help our customers better manage their student loan obligations. In fact, despite the public dialogue and media stories to the contrary, student loan delinquency rates for our portfolio are the lowest they have been in over a decade.

At Navient, we use our experience and expertise to help our customers navigate the complex federal student loan program. The results are outstanding. Navient customers are more likely to find the right payment plan that leads to success. Our customers default at a 38 percent lower rate than all other student loan borrowers, are less likely to be severely delinquent, and are more likely to enroll in an alternative income-based repayment plan.1 These are industry-leading statistics. Our performance is a source of tremendous pride to our 7,000-plus team members.

We are able to deliver this industry-leading performance by using our expertise and data to better identify customers who need extra support, reach out in ways that result in higher rates of contact, and present repayment options that fit their budget. We have responded to the incredible and growing program complexity by creating teams of specialists and the means to direct customers to the appropriate team. We have also used our expertise and data to develop an award-winning financial literacy webinar series for our customers.

Servicers play an important role in helping borrowers successfully repay their loans. The fact is that the overwhelming majority of borrowers have manageable debt and are successfully repaying it. Delinquencies in the overall Direct Student Loan program have declined 22 percent since 2013.

[1]	Visit Navient.com/facts for more information.

Despite this positive trend, servicers have been criticized—often for the debt levels and struggles of student loan borrowers. Yet, servicers do not set the cost a school charges, nor do we set the amounts students can borrow, the interest rates charged or the repayment terms offered. We begin to provide service to the customer after the loan is made and the funds have been spent. With a federal financial aid program this large and broad, there are many who struggle to keep up with their payments or who disengage given that their education and career outcomes were not as expected. That is the situation we should be trying to prevent and where federal policy discussions should be focused.

Public Advocacy

Navient has been a strong public voice with recommendations to improve the federal student loan program. Our top recommendations include:

•

Encourage struggling customers to contact their servicer. Servicers cannot help if they cannot speak with a customer. In fact, nine out of 10 times when we speak with a federal borrower who is behind in payments, we are able to enroll him or her in a solution to avoid default. Contact works; let’s encourage it.

•

Simplify the loan program by eliminating duplicate programs and streamlining forms. Do we really need over 50 repayment options, including nine different income-based programs? Unnecessary complexity can overwhelm customers and discourage engagement.

•

Add services that help students and families understand the total cost of earning the degree and the affordability of their financing plan before they select a school and start to borrow. Too many borrowers tell us they wish they had this information before they borrowed.

Student loans are a critical resource for those pursuing higher education and provide the means to pursue dreams to millions of students each year. Lost in the national conversation is the fact that this program works as intended for the vast majority of students and families. The federal student loan program and federal policies do an excellent job of providing access to higher education. There are currently 40 percent more students enrolled in higher education than in 2000, and more than 63 million Americans over the age of 25 hold a bachelor’s degree. Today, the federal student loan program has become a popular political topic. This should not be a partisan topic. Students, families and taxpayers (all of whom ultimately bear the cost of the program) would all benefit from a bipartisan approach based on data and facts that help lower the cost of higher education, create broad access, and most importantly, create stronger paths to graduation.

Asset Recovery and Business Processing

Looking beyond student loans, Navient also has a rapidly growing business in asset recovery and business processing. We are applying the expertise, systems and compliance skills we have developed in student loans to the municipal and healthcare markets. A growing list of clients are benefiting from higher performance, lower cost, and strong compliance controls we bring each and every day. These business lines generated $118 million in revenue in 2015. We expect this to grow by approximately $100 million in 2016.

Capital Profile

As a board and management team, we are focused on delivering value to all of our stakeholders. For shareholders, this means a disciplined approach to investing the capital you have entrusted us to manage. To create the highest, sustainable return, we maintain a strong capital profile that supports our business in all economic environments. Today, our capital position is very strong. Our free cash flow, debt coverage ratios and equity ratios are at very strong levels—levels far above those we maintained when our debt was rated “A.” We maintained these levels while reducing our outstanding unsecured debt by $2.3 billion and returning $1.2 billion to shareholders through dividends and share repurchase in 2015.

Our capital profile demonstrates our commitment to our clients, our bondholders, ABS investors and shareholders that we are built for the long-term.

Disciplined Risk Management

2015 represented a year of executing on our long-term strategy. This included operating independently for the first full year since our strategic separation, integrating new leadership, acquiring two new companies that extend our reach, and building new processes and governance that properly balance risk and investment returns. We have a business plan that is governed by risk guidelines to ensure our portfolios and businesses are managed to produce appropriate, risk-adjusted returns. Our risk management discipline ensures we are mindful of various market challenges, including risks related to interest rates, credit spreads and foreign exchange rates to help ensure that each of our businesses will perform well through various market cycles. Our philosophy guides us to act in the best interests of our borrowers, customers and clients, while producing attractive long- term returns for all of our stakeholders.

Building for the Future

Setting the strategic course for Navient involves a high level of engagement between management and our Board. Our entire Board acts as a strategy committee and meets regularly to discuss the priorities of our Company, taking into consideration economic, consumer and other significant trends, as well as changes in our businesses. Our directors take this responsibility seriously. In fact, every regularly scheduled board meeting held in 2015 began with an executive session with our President and CEO to discuss strategic topics. We also regularly discuss and review feedback from our shareholders, customers and other stakeholders.

Ongoing Evolution of a Skilled and Diverse Board

Each member of Navient’s Board of Directors, other than the CEO, is an independent director. The Board is also led by an independent chairman. In addition, over half of these independent Directors are women—more than any other financial services company on the S&P 500. Our leadership on boardroom gender parity has been recognized by the New York Stock Exchange, Women’s Forum of New York, and 2020 Women on Boards.

We believe our nominees for the Board possess the breadth of experience and range of relevant skills to provide effective oversight of the Company’s strategies and performance. Importantly, the Board continues to evolve. In addition to welcoming six new directors in the last two years, one of our long-standing and most dedicated leaders, Stephen Shapiro, a director since 1997, will retire from the Board effective as of the Annual Meeting. We thank Steve for his years of dedicated service. We have planned for this event, and thus do not intend to nominate a replacement candidate. We anticipate that our Board will continue to refresh itself in the coming years.

The Board’s keen focus on board composition and succession planning has led to the addition of six outstanding new directors since the beginning of 2014: Linda Mills, Jane Thompson, John Adams, Anna Escobedo Cabral, Katherine Lehman and Laura Unger. Each of these directors has brought new perspectives, deepened or added to our skill sets, and refreshed the Board for the future. This focus will bear even more fruit in 2016 and beyond when, if reelected, our Audit, Compensation and Personnel, and Finance and Operations Committees will be led by three of these new directors.

Shareholder Meeting

I am pleased to invite you to attend our 2016 Annual Meeting of Shareholders on Thursday, May 26, 2016, at 11:00 a.m., Eastern Daylight Time. The Annual Meeting will be held at Navient’s headquarters located at 123 Justison Street, Wilmington, Delaware.

Attached to this letter are a Notice of 2016 Annual Meeting of Shareholders and our Proxy Statement, which describe the business to be conducted at the Annual Meeting. There are several ways in which you can vote your shares, including online, by telephone, or by mail. Specific instructions about each of these voting methods can be found beginning on page 7 of the Proxy Statement.

Your vote is important. Whether you own a few shares or many, it is important that you are represented. Please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

Thank you for your continued investment in Navient. We look forward to seeing you at the Annual Meeting.

Sincerely,

John F. Remondi	William M. Diefenderfer, III
President and Chief Executive Officer	Chairman of the Board of Directors

NAVIENT

AWARDS AND RECOGNITION

Navient is proud to receive recognition for excellence in corporate governance and business practices.

Best Board Diversity Initiative Award

Better Business Bureau A+ Rating

"W" Company Award

Veteran Jobs Mission
for commitment to veteran hiring

Innovation in Financial Education Award

Military Friendly Employer Award

ClearMark Award of Distinction
for clear customer communications

Training Top 125
for staff learning and development programs

To learn more about these and other awards as well as other ways we participate in our communities, please visit www.navient.com/about/who-we-are

123 Justison Street

Wilmington, Delaware 19801

April 15, 2016

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS OF

NAVIENT CORPORATION

To Our Shareholders:

Navient Corporation (“Navient” or the “Company”) will hold its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) as follows:

Date: Time:	Thursday, May 26, 2016 11:00 a.m., Eastern Daylight Time
Place:	Navient Corporation 123 Justison Street Wilmington, Delaware 19801
Items of Business:	(1) Elect the 12 nominees named in the proxy statement to serve as directors for one-year terms or until their successors have been duly elected and qualified;
(2) Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2016;
(3) Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers;
(4) Consider and vote on a shareholder proposal, if properly presented at the meeting and not previously withdrawn; and
(5) Act on such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.
Record Date:	You may vote if you were a shareholder of record as of the close of business on March 30, 2016.

Your participation in the Annual Meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of March 30, 2016, or a valid proxy showing that you are representing a shareholder who owned shares as of that date.

Thank you for your interest in Navient.

By Order of the Board of Directors,

Mark L. Heleen

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 26, 2016.

This notice and proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) are available free of charge at http://www.navient.com/Investors/ShareholderInformation/AnnualReports and http://materials.proxyvote.com.

You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 123 Justison Street, Wilmington, Delaware 19801. Navient will provide a copy of the 2015 Form 10-K without charge to any shareholder upon written request.

Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our shareholder letter and this Proxy Statement contain forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management based on information currently available. Use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “should,” “may,” “could,” “likely” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K for 2015. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

Proxy Summary

This summary is intended to provide an overview of the items that you will find elsewhere in this proxy statement. Because this is only a summary, you should read the entire proxy statement for more information about these topics before voting.

Annual Meeting of Shareholders

DATE AND TIME:	LOCATION:	RECORD DATE:
May 26, 2016 11:00 a.m. local time	Navient Corporation 123 Justison Street Wilmington Delaware 19801	March 30, 2016

Meeting Agenda Voting Matters

This year, there are three Company-sponsored proposals and one shareholder proposal on the agenda. Election of a director nominee pursuant to Proposal 1 will require the vote of a majority of the votes cast with respect to that director nominee’s election, meaning that the number of votes cast for such director nominee’s election must exceed the number of votes cast against that nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against the nominee’s election). Approval of Proposals 2, 3 and 4 at the Annual Meeting will require an affirmative vote of at least a majority of the votes present, represented and entitled to be voted on the matter, and voting affirmatively or negatively.

	Proposals	Board Voting Recommendations	Page

1.	Election of each director nominee	FOR EACH NOMINEE	12

2.	Ratification of the appointment of KPMG as Navient’s independent registered public accounting firm	FOR	36

3.	Non-binding advisory shareholder vote to approve the compensation paid to our named executive officers	FOR	43

4.	Shareholder Proposal – Disclosure of Lobbying Activities and Expenses	AGAINST	69

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Board and Governance Practices

We believe our corporate governance policies reflect best practices.

In addition to executive compensation practices that strongly link pay and performance, Navient’s Code of Business Conduct and Board of Directors governance policies help to ensure that we meet high standards of ethical behavior, corporate governance and business conduct. The following chart highlights key Board and governance practices.

Size of Board	13
Separate Chairman and CEO	Yes
Average Age of Directors	62.5
Number of Independent Directors	12
Annual Elections of Directors	Yes
Majority Voting for Directors	Yes
Board Meetings Held in 2015 (average director attendance 96%)	10
Annual Self-Evaluation of the Board and Each Committee	Yes
Annual Equity Grant to Directors	Yes
Director Stock Ownership Guidelines	Yes
Independent Directors Meet without Management Present	Yes
Mandatory Retirement Age for Directors	Yes
Board Orientation and Continuing Education Program	Yes
Anti-Hedging and Anti-Pledging Policy	Yes
Code of Business Conduct for Directors and Officers	Yes
Compensation Recovery/Clawback Policy	Yes
Annual Advisory Approval of Executive Compensation	Yes
Independent Compensation Consultant	Yes
Double-Trigger Change in Control	Yes
Review Management Succession and Planning	Yes
Executive Stock Ownership Guidelines	Yes
No Employment Agreements for Executives	Yes
No Excessive Perquisites	Yes
No Above-Market Earnings on Deferred Compensation	Yes

For more information about our governance programs and our Board of Directors, see Proposal 1 beginning on page 12.

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Board of Directors Composition

The composition of our Board reflects a breadth and variety of skills, business experiences and backgrounds.

The composition of our Board reflects the great wealth of experience and skills of our directors. The following table highlights each director’s specific skills, knowledge and experiences that he or she brings to the Board. A particular director may possess additional skills, knowledge or experience even though they are not indicated below.

Name	Executive Leadership	Industry Experience	Business Operations	Finance and Accounting	Financially Literate (1)	Audit Financial Expert (2)	Banking and Capital Markets	Mergers and Acquisitions	Regulatory, Policy or Legal	Public Company Board or Corporate Governance	Academic and Research
John K. Adams, Jr.	X			X	X	X	X	X	X	X
Ann Torre Bates	X	X		X	X	X		X		X
Anna Escobedo Cabral	X			X	X				X		X
William M. Diefenderfer, III	X	X		X	X	X			X	X
Diane Suitt Gilleland	X	X			X				X	X	X
Katherine A. Lehman	X		X	X	X	X	X	X		X
Linda A. Mills	X	X	X	X	X	X		X		X	X
Barry A. Munitz	X	X	X		X			X	X	X	X
John (Jack) F. Remondi	X	X	X	X	X	X	X	X	X	X
Steven L. Shapiro(3)	X	X		X	X	X	X			X
Jane J. Thompson	X	X	X		X			X	X	X	X
Laura S. Unger	X				X			X	X	X
Barry L. Williams	X	X	X	X	X	X		X	X	X

(1)	Directors who are able to read and understand financial statements.
(2)	Directors determined by the Board to be audit committee financial experts, as that term is defined under rules promulgated by the SEC.
(3)	Mr. Shapiro is not eligible to stand for re-election because he has reached the mandatory retirement age under our Board’s Governance Guidelines.

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Our Board is diverse in terms of age, tenure, and gender. The average age of our directors is 62.5 years old. The following charts also reflect the tenure and gender diversity of our directors.

*

For purposes of this chart, we have counted each director’s service with SLM Corporation and its predecessors (other than the Student Loan Marketing Association). Prior to and shortly after our separation from SLM Corporation, we added six new independent directors to our Board.

Our Director Nominees

Name	Age	Director Since*	Occupation and Experience	Independent	Committee Memberships					Other Public Boards
					EC	AC	CC	NGC	FOC

John K. Adams, Jr.	60	2014	Retired – Investment Banking	Yes		M			M	1

Ann Torre Bates	58	1997	Retired – Strategic and Financial Consultant	Yes	M	C		M		3

Anna Escobedo Cabral	56	2014	Senior Advisor, Inter-American Development Bank	Yes		M			M	0

William M. Diefenderfer, III	70	1999	Partner, Diefenderfer, Hoover, McKenna & Wood, LLP	Yes	C					1

Diane Suitt Gilleland	69	1997	Retired – State Higher Education Executive	Yes		M		M		0

Katherine A. Lehman	41	2014	Private Equity Investor	Yes			M		M	0

Linda A. Mills	66	2014	Retired – Corporate Executive, Northrop Grumman	Yes	M		C		M	1

Barry A. Munitz	74	1997	Chancellor Emeritus – California State University Retired – President and CEO, Getty Trust	Yes	M		M	C		0

John (Jack) F. Remondi	53	2013	President and Chief Executive Officer, Navient	No	M					1

Jane J. Thompson	64	2014	CEO, Jane J. Thompson Financial Services	Yes		M			M	4

Laura S. Unger	55	2014	Financial Services Consultant	Yes		M		M		2

Barry L. Williams	71	2000	Retired – Investment Consultant	Yes	M		M		C	1

*	For these purposes, we are considering a Director’s prior service with SLM Corporation and its publicly-held predecessors prior to our separation transaction.

EC	Executive Committee	NGC	Nominations and Governance Committee	C	Chair
AC	Audit Committee	FOC	Finance and Operations Committee	M	Member
CC	Compensation and Personnel Committee

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General Information

Navient Corporation (“Navient,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies on behalf of the Board of Directors (the “Board of Directors” or “Board”) for use at our 2016 Annual Meeting of Shareholders (the “Annual Meeting”). A copy of the Notice of 2016 Annual Meeting of Shareholders accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our shareholders beginning on or about April 15, 2016.

On April 30, 2014, the separation of Navient from SLM Corporation (the “Spin-Off”) was completed. The separation was effected through the distribution by SLM Corporation (“SLM”), on a one-to-one basis, of all the shares of common stock of Navient to the holders of shares of SLM common stock as of the close of business on April 22, 2014, the record date for the distribution. As a result of the distribution, Navient became an independent, publicly-traded company that operates the loan management, servicing and asset recovery business previously operated by SLM. Navient is comprised primarily of portfolios of education loans formerly held by SLM that were not held in Sallie Mae Bank at the time of the separation, as well as servicing and asset recovery activities on those loans and loans held by third parties. In connection with the Spin-Off, Navient entered into several agreements with SLM and its affiliates that governed the Spin-off and the relationship of the parties following the Spin-off. For a discussion of these agreements, refer to “Certain Relationships and Related Transactions.”

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Questions and Answers about the Annual Meeting and Voting

Who may vote?

Only shareholders who owned shares of Navient’s voting common stock, par value $0.01 per share (“Common Stock”), at the close of business on March 30, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Navient’s Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “NAVI.” On March 30, 2016, 330,821,408 shares of Common Stock were outstanding and eligible to be voted. Each share of Common Stock is entitled to one vote with respect to each matter on which holders of Common Stock are entitled to vote.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

Navient is furnishing proxy materials to its shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, Navient saves money and reduces its environmental impact. On or about April 15, 2016, Navient mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to certain of the Company’s shareholders. The Notice of Internet Availability contains instructions on how to access Navient’s proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of Navient’s proxy materials, please follow the instructions included in the Notice of Internet Availability. The Notice of Internet Availability also contains a 15-digit control number that you will need to vote your shares. If you previously chose to receive Navient’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials?

You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record?

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1, 3 and 4 are considered non-routine matters. For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Navient encourages you to vote your shares.

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If your shares are registered directly in your name with Navient’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to Navient or to a third party, or to vote in person at the Annual Meeting.

How do I vote?

Navient encourages shareholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

By Internet

You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 25, 2016. Please have your Notice of Internet Availability or proxy card available when you log on.

By Mail

If you hold your shares in street name through a broker, bank, trustee or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to complete, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on May 25, 2016.

By Telephone

If you wish to vote by telephone, you may call the toll-free telephone number on your Notice of Internet Availability or your proxy card, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Internet Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on May 25, 2016.

In Person

If you hold shares directly in your name as a shareholder of record, you may either vote in person or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

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What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares only with respect to Proposal 2 on the proxy card (relating to the ratification of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1, 3 or 4 on the proxy card, as these are each considered to be non-routine matters. If you do not give your instructions on how to vote your shares on Proposals 1, 3 or 4, your shares cannot be voted on those proposals, and your shares will then be referred to as “broker non-votes.” Broker non-votes are not counted in determining whether either Proposals 1, 3 or 4 is approved because they are not included in the number of shares present and entitled to vote. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan?

If you participate in the Navient 401(k) Savings Plan, you may vote the number of shares equivalent to your interest, if any, as credited to your account on the record date. You will need to instruct the 401(k) Plan Trustee by telephone, internet or by mail on how to vote your shares. Voting instructions must be received no later than 5:00 p.m. (Eastern Daylight Time) on May 25, 2016. If you own shares through the Navient 401(k) Savings Plan and do not provide voting instructions with respect to your plan shares, the Trustee will vote your plan shares on each proposal in the same proportion as other plan shares are being voted.

How do proxies work?

Navient’s Board of Directors is requesting your proxy. Giving your proxy means that you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that shareholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” ratification of the appointment of Navient’s independent registered public accounting firm, as set forth in Proposal 2;

•	“FOR” approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as set forth in this proxy statement, as set forth in Proposal 3; and

•	“AGAINST” approval of Proposal 4, the shareholder proposal regarding disclosure of lobbying activities and expenses.

Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the Annual Meeting in such manner as they determine. Navient does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

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Can I change my vote?

Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Navient’s Corporate Secretary at the Office of the Corporate Secretary, 123 Justison Street, Wilmington, Delaware 19801;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Attending the Annual Meeting and voting in person.

If your shares are held in street name, you need to contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Common Stock entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

What vote is necessary to approve each matter to be voted on at the Annual Meeting?

Election of Directors

Navient’s Bylaws (the “Bylaws”) generally provide that the election of a director nominee will be by a majority of the votes present, represented and entitled to vote, and voting affirmatively or negatively with respect to the nominee at a meeting for the election of directors at which a quorum is present. Accordingly, a director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election, without regard to abstentions or broker non-votes.

Shares that are not voted affirmatively or negatively in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors, but are taken into account to establish a quorum.

If any director nominee fails to receive a majority of the votes cast “FOR” his or her election, that nominee will automatically tender his or her resignation upon certification of the election results. Navient’s Nominations and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the recommendation of the Nominations and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

Other Proposals

Approval of Proposals 2, 3 and 4 at the Annual Meeting will require an affirmative vote of at least a majority of the votes present, represented and entitled to be voted on the matter, and voting affirmatively or negatively. Shares that are not voted affirmatively or negatively on a matter, including abstentions and broker non-votes, have no direct effect on the matter.

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Who will count the vote?

Votes will be tabulated by an independent inspector of elections.

Who can attend the Annual Meeting?

Only shareholders as of the record date, March 30, 2016, or their duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to do to attend the Annual Meeting and when should I arrive?

The Annual Meeting will be held at the Navient’s headquarters located at 123 Justison Street, Wilmington, Delaware 19801 beginning at 11:00 a.m. (Eastern Daylight Time). Admission to the Annual Meeting will begin at 10:30 a.m., Eastern Daylight Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 10:00 a.m., Eastern Daylight Time, to ensure that you are seated by the commencement of the Annual Meeting at 11:00 a.m., Eastern Daylight Time;

•	be prepared to comply with security requirements, which may include, among other security measures, security guards searching all bags and attendees passing through a metal detector;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including smartphones, will not be permitted in the meeting room; and

•

bring photo identification, such as a driver’s license, and proof of ownership of Common Stock on the record date, March 30, 2016. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must obtain a legal proxy in your name from the broker, bank, trustee or other nominee that holds your shares of Common Stock.

Any holder of a proxy from a shareholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

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Overview of Proposals

This proxy statement contains four proposals requiring shareholder action, each of which is discussed in more detail below.

•	Proposal 1 requests the election of 12 director nominees named in this proxy statement to the Board of Directors.

•	Proposal 2 requests ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

•	Proposal 3 requests the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this proxy statement.

•	Proposal 4 is a shareholder proposal regarding the preparation of an annual report of Navient’s lobbying activities and expenditures.

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Proposal 1 — Election of Directors

Under the Bylaws, the Board of Directors has the authority to determine the size of the Board of Directors and to fill any vacancies that may arise prior to the next annual shareholder meeting.

On April 4, 2016, the Nominations and Governance Committee recommended and the Board of Directors nominated the following directors for election at the Annual Meeting:

John K. Adams, Jr.

Ann Torre Bates

Anna Escobedo Cabral

William M. Diefenderfer, III

Diane Suitt Gilleland

Katherine A. Lehman

Linda A. Mills

Barry A. Munitz

John (Jack) F. Remondi

Jane J. Thompson

Laura S. Unger

Barry L. Williams

Biographical information and qualifications and experience with respect to each nominee appears beginning on the next page. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications that the Board of Directors has determined support its oversight and management of Navient’s business, operations and structure. These qualifications are discussed beginning on the next page along with biographical information regarding each member of the Board of Directors, including each individual’s age, principal occupation and business experience during the past five years. Information concerning each director is based in part on information received from him or her and in part from Navient’s records.

All nominees listed above have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

The Bylaws generally provide that the election of a director will be by a majority of the votes present, represented and entitled to vote, and voting affirmatively or negatively with respect to a nominee at a meeting for the election of directors at which a quorum is present. Accordingly, a director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election, without regard to shares not voted affirmatively or negatively, including abstentions and broker non-votes.

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NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Jack Remondi, 53 Director since May 2013

President and Chief Executive Officer

Navient Corporation

Other Professional and Leadership Experience:

Chairman, Reading is Fundamental

Trustee, Nellie Mae Education Foundation

Directorships of Other Public Companies:

Cubesmart Real Estate Investment Trust — 2009 to present Chairman of the Compensation Committee

SLM Corporation — former Board Member

Skills, Experience and Qualifications:

Mr. Remondi has been the Company’s President and Chief Executive Officer since April 2014. He was SLM Corporation’s President and Chief Executive Officer from May 2013 to April 2014, President and Chief Operating Officer from January 2011 to May 2013 and its Vice Chairman and Chief Financial Officer from January 2008 to January 2011.

Mr. Remondi’s 25-year history in the student loan and business services industry with Navient and its predecessors, in a variety of leadership roles, including as chief executive officer, enables him to bring to our Board of Directors a unique historical perspective of Navient, its operations and the evolution of the student loan industry. Mr. Remondi also brings valuable insights to the board of directors in the areas of finance, accounting, portfolio management, business operations and student/consumer lending. He has the in-depth knowledge of our industry, customers, investors and competitors, as well as the relationships, to lead our company.

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William M. Diefenderfer, III, 70 Chairman of the Board since March 2014 Director since May 1999

Partner

Diefenderfer, Hoover, McKenna & Wood, LLP

Business Experience:

Partner, Diefenderfer, Hoover, McKenna & Wood, LLP, a law firm, Pittsburgh, PA — 1991 to present

Chief Executive Officer and President, Enumerate Solutions, Inc., a privately owned technology company — 2000 to 2002

Deputy Director, U.S. Office of Management and Budget — 1989 to 1991

Other Professional and Leadership Experience:

Public Company Accounting Oversight Board (PCAOB) Standing Advisory Group – former Board Member

Directorships of Other Public Companies:

Cubesmart Real Estate Investment Trust — 2004 to present

Chairman of the Board

SLM Corporation — former Board Member

Skills, Experience and Qualifications:

Mr. Diefenderfer’s legal background, his involvement in the executive branch of the federal government, and his leadership roles in business and with the PCAOB, together with his service as a member of other public company boards, both as chairman and as chair of various committees, including audit committees, bring valuable experience in the areas of finance, accounting, business operations, political/governmental affairs and law to our Board of Directors.

John K. Adams, Jr., 60 Director since November 2014

Retired – Investment Banking

Business Experience:

Managing Director, UBS Investment Bank’s Financial Institutions Group — 2002 to 2013

Managing Director, Credit Suisse First Boston’s Financial Institutions Group — 1985 to 2002

Other Professional and Leadership Experience:

Board President, Good Shepherd Services

Directorships of Other Public Companies:

Charles Schwab Corporation — 2015 to present

Skills, Experience and Qualifications:

Mr. Adams’ extensive experience in capital markets and corporate finance, specifically involving financial institutions, along with his knowledge of the U.S. financial services regulatory environment, enables him to bring to our Board of Directors experience in the areas of finance, financial institutions, capital markets and mergers and acquisitions, which expertise is valuable in evaluating our business and growth plans and overseeing the operations and capital markets activities of our company.

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Ann Torre Bates, 58 Director since July 1997

Retired – Strategic and Financial Consultant

Business Experience:

Strategic and Financial Consultant — 1998 to 2012

Executive Vice President and Chief Financial Officer, NHP, Inc. — 1995 to 1997

Vice President and Treasurer, US Airways — 1991 to 1995

Directorships of Other Public Companies:

United Natural Foods, Inc. — 2013 to present
Chairperson of the Audit Committee

Ares Capital Corporation — 2010 to present
Chairperson of the Audit Committee

Franklin Templeton Group of Mutual Funds — 1995 to present

Allied Capital Corporation — former Board Member

SLM Corporation — former Board Member

Skills, Experience and Qualifications:

Ms. Bates’ past role as a chief financial officer, and her role as chair and a member of several public companies’ audit committees, enables her to bring valuable experience to our Board of Directors, where she leads an important area of corporate governance that is a key element of the Company’s operating framework. She brings to the Board deep expertise in the areas of finance, accounting, and capital markets.

Anna Escobedo Cabral, 56 Director since December 2014

Senior Advisor

Inter-American Development Bank

Business Experience:

Senior Advisor, Inter-American Development Bank — 2009 to present

Treasurer of the United States, U.S. Department of the Treasury — 2004 to 2009

Director, Smithsonian Institution’s Center for Latino Initiatives — 2003 to 2004

CEO, Hispanic Association on Corporate Responsibility — 1999 to 2003

Staff Director & Chief Clerk, US Senate Committee on the Judiciary — 1993 to 1999

Executive Staff Director, US Senate Task Force on Hispanic Affairs — 1991 to 1999

Other Professional and Leadership Experience:

Member, NatureBridge Regional Advisory Committee

NatureBridge Board of Directors — former member

Financial Services Roundtable Retirement Security Council — former chair

Providence Hospital Foundation Board — former member

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American Red Cross Board of Directors — former member

Sewall Belmont House Board of Directors — former member

Martha’s Table Board of Directors — former member

Skills, Experience and Qualifications:

Ms. Cabral’s extensive experience in political/governmental affairs, public affairs, corporate social responsibility and financial literacy, as well as her experience as chief operating officer in the non-profit sector, enables her to provide valuable insights to our Board of Directors in each of these areas.

Diane Suitt Gilleland, 69 Director since July 1997

Adjunct Professor of Higher Education

University of Arkansas, Little Rock

Business Experience:

Adjunct Professor of Higher Education, University of Arkansas, Little Rock — 2010 to present

Associate Professor of Higher Education, University of Arkansas, Little Rock — 2003 to 2010

Deputy Director, Illinois Board of Higher Education — 1999 to 2003

Chief Executive Officer, Arkansas Board of Higher Education — 1990 to 1997

Chief Finance Officer, Arkansas Board of Higher Education — 1986 to 1990

Other Professional and Leadership Experience:

Member, University of Arkansas Foundation Board

Member, University of Arkansas at Pine Bluff Foundation Fund Board Trustee, Arkansas Arts Center Board

Directorships of Other Public Companies:

SLM Corporation — former Board Member

Skills, Experience and Qualifications:

Dr. Gilleland’s knowledge of higher education governance and finance, from a university and government perspective, enables her to bring valuable insights to our Board of Directors on a variety of matters relating to our industry and our customers, including in the areas of academia, student/consumer lending, political/governmental affairs, and finance.

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Katherine A. Lehman, 41 Director since November 2014

Private Equity Investor

Business Experience:

Managing Director, Lincolnshire Management — 2001 to 2016

Other Professional and Leadership Experience:

Board Member, The Robert Toigo Foundation

Director, New York Private Equity Network

True Temper Sports — former Board Member

Gruppo Fabbri — former Board Member

PADI Holding Company — former Board Member

Bankruptcy Management Solutions — former Board Member

Skills, Experience and Qualifications:

Ms. Lehman’s experience in private equity and financial services, along with her investment committee experience in a private equity firm and portfolio company board membership enables her to provide valuable insights in the areas of finance, review and analysis of investments, mergers and acquisitions, integration and operations, accounting and business, which assist our Board of Directors in evaluating our business and growth plans.

Linda Mills, 66 Director since May 2014

Retired – Corporate Executive

Northrop Grumman

Business Experience:

Corporate Vice President, Operations, Northrop Grumman — 2013 to 2015

Corporate Vice President & President, Information Systems and Information Technology Sectors, Northrop Grumman — 2008 to 2012

Directorships of Other Public Companies:

American International Group, Inc. (AIG) — 2015 to present

Other Professional and Leadership Experience:

Board Member, Smithsonian National Air & Space Museum

Board of Visitors, University of Illinois, College of Engineering

Senior Advisory Group and Former Board Member, Northern Virginia Technology Council

Wolf Trap Foundation for the Performing Arts – former Board Member

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Skills, Experience and Qualifications:

Ms. Mills’ extensive experience in leading businesses and operations for large, complex multinational companies brings a valuable perspective to the Board in the areas of operations, financial management, strategic re-positioning, risk management, technology, government contracting and cyber-risk. When combined with her service as a director on other large corporate boards, Ms. Mills brings wide business experience and valuable insights in the financial services area. This experience, skill set and perspective are particularly valuable to our Board of Directors.

Barry A. Munitz, 74 Director since July 1997

Chancellor Emeritus – California State University System

Retired – President and CEO, The J. Paul Getty Trust

Business Experience:

Trustee Professor, California State University, Los Angeles — 2006 to 2013

Chair, California P-16 Council, 2005 to 2011

President and Chief Executive Officer, The J. Paul Getty Trust — 1997 to 2006

Chancellor and Chief Executive Officer, California State University System — 1991 to 1997

Other Professional and Leadership Experience:

Fellow, The American Academy of Arts and Sciences

Member, Leeds Equity Partners Advisory Board

Governor, Broad Family Foundations

President, COTSEN Foundation

Directorships of Other Public Companies:

Prospect Global Resources, Inc. — former Board Member

SLM Corporation — former Board Member

Skills, Experience and Qualifications:

Dr. Munitz’s experience in senior leadership roles, including chief executive officer positions in higher education and the non-profit sector, enables him to bring a valuable perspective to our Board of Directors in the areas of business operations and student/consumer lending.

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Jane J. Thompson, 64 Director since March 2014

Chief Executive Officer

Jane J. Thompson Financial Services LLC

Business Experience:

Chief Executive Officer, Jane J. Thompson Financial Services LLC, a management consulting firm — 2011 to present

President, Financial Services, Walmart Stores, Inc. — 2002 to 2011

Other Professional and Leadership Experience:

Member, Commercial Club of Chicago

Member, The Chicago Network

Former Member, CFPB Consumer Advisory Board

Directorship of Other Public Companies:

Blackhawk Network Holdings, Inc. — 2014 to present

OnDeck Capital, Inc. — 2014 to present

VeriFone Systems, Inc. — 2014 to present

The Fresh Market — 2012 to present

Skills, Experience and Qualifications:

Ms. Thompson brings a unique depth and breadth of expertise to our Board of Directors in the areas of consumer behavior, financial services, consumer lending, finance and financial services regulation. She has extensive experience in consumer lending, as well as management experience with large, publicly-traded retail businesses. Combined with other leadership roles in business — including service as director of several public companies and as a member of audit, compensation and risk management committees — Ms. Thompson’s business experience enables her to provide valuable insights in a variety of areas.

Laura S. Unger, 55 Director since November 2014

Financial Services Advisor

Business Experience:

Special Advisor, Promontory Financial Group — 2010 to 2014

Independent Consultant to JPMorgan — 2003 to 2009

Former Commissioner, U.S. Securities and Exchange Commission — 1997 to 2002 (including six months as Acting Chairman)

Counsel, U.S. Senate Committee on Banking, Housing & Urban Affairs — 1990 to 1997

Other Professional and Leadership Experience:

Board Member, Children’s National Medical Center

Director, Nomura Securities, Inc.

Director, Nomura Global Financial Products

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Directorships of Other Public Companies:

CA, Inc. — 2004 to present

Chairperson of the Compliance and Risk Committee

CIT Group — 2010 to present

Chairperson of the Nominating & Governance Committee

Ambac Financial Group, Inc. — former Board Member

Skills, Experience and Qualifications:

Ms. Unger’s government, public policy and legal and regulatory experience, together with her extensive leadership experience at government agencies, provides the Board with insights into regulatory policy as well as operating in a regulatory environment and the political and legislative process. She also has significant corporate governance expertise as a member or chair of boards and board committees of public companies and from the U.S. Securities and Exchange Commission.

Barry L. Williams, 71 Director since July 2000

Retired – Investment Consultant

Business Experience:

President, Williams Pacific Ventures, Inc., a consulting and investment company — 1987 to 2014

Other Professional and Leadership Experience:

Director, CH2M Hill Companies

Director, Sutter Health

Trustee, Management Leadership for Tomorrow

Trustee Emeritus, American Conservatory Theater

Directorships of Other Public Companies:

PG&E Corporation — 1996 to present

Lead Director and Chairman of the Compensation Committee

Northwestern Mutual Life Insurance Company — former Board Member

Simpson Manufacturing Co., Inc. — former Board Member

SLM Corporation — former Board Member

Skills, Experience and Qualifications:

Mr. Williams’ experience leading an investment and consulting firm, combined with other leadership roles in business, brings management, leadership, and business skills to our Board of Directors. His experience in numerous areas, including financial, audit, operations and real estate, when combined with his service as a director of a number of public companies, including service on several audit, governance and compensation committees, enables him to provide valuable insights in the areas of finance, financial services, business operations, capital markets and corporate governance.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

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Corporate Governance

Role and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Navient’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Navient’s long-term strategies and set long-term performance metrics;

•	Review risks affecting Navient and its processes for managing those risks, and oversee assignment of various aspects of risk management, compliance and governance;

•	Select, evaluate and compensate the Chief Executive Officer;

•	Plan for succession of the Chief Executive Officer and members of the executive management team;

•

Review and approve Navient’s annual business plan and multi-year strategic plan, periodically review performance against such plans and ensure alignment between the Company’s actions and its longer-term strategic objectives;

•	Review and approve major transactions;

•	Through its Audit Committee, select and oversee Navient’s independent registered public accounting firm;

•	Recommend director candidates for election by shareholders and plan for the succession of the new directors;

•	Evaluate the Board’s composition, succession and its own effectiveness; and

•	Oversee financial matters, including financial reporting and financial controls.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the Nominations and Governance Committee. The Guidelines are published at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com. The Guidelines, along with Navient’s Bylaws, embody the following governance practices, among others:

•

A majority of the members of the Board of Directors must be independent directors and all members of the Audit, Compensation and Personnel, and Nominations and Governance Committees must be independent. Until May 1, 2017, for purposes of determining independence when evaluating a director’s relationship with Navient, “Navient” also includes SLM and its subsidiaries.

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•

All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections. Directors are not eligible to stand for re-election after reaching age 75, unless this limitation is waived by the Board.

•	The Board of Directors has separated the roles of Chairman of the Board and CEO, and currently has an independent, non-executive director as Chairman.

•

Independent members of the Board of Directors and its committees meet in executive session, without the presence of management or the CEO, except as specifically invited to attend, at the beginning of each regularly-scheduled Board meeting as well as the end of each regularly-scheduled Board and committee meeting. The Chairman of the Board (or the applicable committee chair) presides over these sessions.

•	Navient maintains stock ownership and retention guidelines for directors and executive officers and has a policy to prohibit the hedging or pledging of its stock.

•	The Board of Directors and its committees conduct performance reviews annually, and have routinely done so.

•	The Board of Directors and its committees may engage their own advisors.

Board Leadership Structure

The Board of Directors has separated the roles of Chairman of the Board of Directors and Chief Executive Officer, and the Board of Directors continues to believe that this structure properly balances the Board’s management and governance responsibilities. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management oversight by being able to monitor and manage those matters that may present significant risks to Navient.

While it is the opinion of the Board of Directors that its leadership structure is appropriately balanced between promoting Navient’s strategic development with the Board’s management oversight function, as the Board contemplates both CEO succession and Chairman of the Board succession, it may choose to change this separation at any time.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with Navient (or, until May 1, 2017, with SLM). The Board of Directors has adopted the Guidelines, which include the standards for determining director independence which conform to the independence requirements of the NASDAQ listing standards. The Guidelines are published at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com.

At the end of 2015, the Board of Directors was comprised of 13 members, 12 of whom were affirmatively determined to be independent. The independent members of the Board of Directors were: John K. Adams Jr.; Ann Torre Bates; Anna Escobedo Cabral; William M. Diefenderfer, III; Diane Suitt Gilleland; Katherine A. Lehman; Linda A. Mills; Barry A. Munitz; Steven L. Shapiro; Jane J. Thompson;

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Laura S. Unger; and Barry L. Williams. During 2015, the Board of Directors determined each of these individuals met the NASDAQ listing standards and Navient’s own director independence standards. In addition, the Board of Directors considered transactions and relationships between each director and any member of his or her immediate family on one hand, and Navient, SLM and their respective affiliates on the other, to confirm that there were no transactions and relationships that would vitiate such director’s independence. Only Mr. Remondi was determined not to be independent under the Guidelines or the NASDAQ listing standards.

Each member of the Board of Directors’ Audit, Compensation and Personnel, and Nominations and Governance Committees is independent within the meaning of the NASDAQ listing standards, Exchange Act Rule 10A-3 and Navient’s own director independence standards.

Board of Directors Meetings and Attendance at Annual Meeting

The full Board of Directors met ten times in 2015. Each of our directors attended at least 87 percent of the total number of meetings of the Board of Directors and committees during his or her tenure on that committee. Our directors on average attended 96 percent of all meetings of the Board of Directors and committees in 2015. All of our directors attended the Company’s 2015 annual meeting of shareholders, and they are expected to attend the 2016 Annual Meeting.

Committee Membership

The Board of Directors has established the following committees to assist in its oversight responsibilities: an Audit Committee, a Compensation and Personnel Committee, a Nominations and Governance Committee, a Finance and Operations Committee, and an Executive Committee. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions and responsibilities. Membership of each of the committees is also changed as part of a regular rotation.

For 2015, an 18-month work-plan was created from the charters of the Audit, Compensation and Personnel, Nominations and Governance and Finance and Operations Committees so that the responsibilities of each committee would be addressed at appropriate times throughout the year. These work-plans will be reviewed and revised as appropriate in 2016. Agendas for committee meetings are developed based on each committee’s work-plan together with other current matters the Board chair, the committee chair or management believes should be addressed at the meeting. The chair of each committee provides regular reports to the Board of Directors regarding the subject of the committee’s meetings and any committee actions.

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The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2015. It is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board. Given the Audit Committee’s responsibilities relating to our financial statements and financial reporting, it is expected that the Audit Committee will meet the most often.

	Audit Committee	Compensation and Personnel Committee	Executive Committee	Finance and Operations Committee	Nominations and Governance Committee
John K. Adams, Jr.	X			X
Ann Torre Bates	CHAIR		X		X
Anna Escobedo Cabral	X			X
William M. Diefenderfer, III			CHAIR
Diane Suitt Gilleland	X				X
Katherine A. Lehman		X		X
Linda A. Mills		CHAIR	X	X
Barry A. Munitz		X	X		CHAIR
John F. Remondi			X
Steven L. Shapiro		X			X
Jane J. Thompson	X			X
Laura S. Unger	X				X
Barry L. Williams		X	X	CHAIR
Number of Meetings in 2015	14	8	9	10	5

Chair = Committee Chair

X = Committee Member

This table reflects the membership of each committee as of December 31, 2015. Until July 2015, Mr. Shapiro served as the Chair of the Compensation and Personnel Committee, with Ms. Mills serving as Vice Chair.

It is presently the intent of the Board of Directors that Mr. Adams, Ms. Bates and Ms. Unger will succeed to the Chair of the Finance and Operations Committee, the Nominations and Governance Committee, and the Audit Committee, respectively, in May 2016. This Chair succession is part of a deliberate succession and rotation plan begun by the Board of Directors in 2015. The Board reserves the right to assess each committee’s needs and the skills, expertise and other qualifications when naming a new Chair, and may name another director as the Chair of that Committee.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). During 2015, the Audit Committee assisted the Board of Directors in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of Navient’s financial statements; (2) the Company’s system of internal controls; (3) the qualifications, performance and independence of Navient’s independent registered accounting firm; (4) the performance of the Company’s internal audit function; (5) risks related to Navient’s compliance, legal and regulatory matters; and (6) the review of related party transactions. In addition, the Audit Committee prepares the report of the Audit Committee for Navient’s annual proxy statement, as required by the SEC. The Board of Directors has determined that two members of the Audit Committee — Ms. Bates, who serves as the Audit Committee Chair, and Mr. Adams — are qualified as audit committee financial experts, as

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that term is defined under the rules promulgated by the SEC. During 2015, none of the Audit Committee members served on the audit committee of more than three public companies.

Compensation and Personnel Committee

Pursuant to the provisions of its charter, which can be found on our website in full, the primary responsibilities of the Compensation and Personnel Committee (also referred to herein as the “Compensation Committee”) during 2015 were to: (1) approve or recommend, as appropriate, compensation, benefits and employment arrangements for Navient’s Chief Executive Officer and certain other executive officers who report to the CEO (collectively “Executive Management”), and independent members of the Board of Directors; (2) review and approve benefit plans, compensation plans and incentive plans applicable to Executive Management; (3) review, approve and administer all equity-based plans of the Company; (4) supervise the administration of employee benefit plans of Navient as required by law or the plan terms or as otherwise appropriate; (5) receive periodic reports regarding the Company’s compensation programs as they relate to all employees; (6) review Navient’s management development and recommend to the Board of Directors succession plans applicable to Executive Management; (7) review and consider current and developing compensation and personnel related topics as appropriate; and (8) prepare the report of the Compensation Committee for inclusion in this proxy statement, as required. The Compensation Committee also reviewed the report of management on the risks arising from Navient’s compensation policies and practices to determine whether such policies and practices are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee considers executive officer and director compensation on an annual basis. In January or February of each year, after consultation with the independent chairman and other independent directors, as well as its independent consultant, if one has been retained, the Compensation Committee sets Chief Executive Officer and executive management level compensation. At that time, the Compensation Committee also makes a recommendation to the Board of Directors regarding director compensation. The Compensation Committee reviewed executive compensation as described in “Compensation Discussion and Analysis.” In addition, throughout the year, the Compensation Committee considers executive compensation consistent with its responsibilities, as warranted by any personnel changes.

Executive Committee

Since its creation, membership of the Executive Committee included the committee chairs, the Chief Executive Officer and the chairman. The Executive Committee has authority to act on behalf of the Board of Directors when the Board of Directors is not in session, assists the Board of Directors in fulfilling its oversight responsibilities with regard to establishing risk tolerances and parameters for Navient and oversees the allocation of risk oversight responsibilities among Board committees.

Finance and Operations Committee

During 2015, the Finance and Operations Committee assisted the Board of Directors by providing oversight with respect to: (1) material corporate finance matters, including investments, acquisitions, capital management, financing and funding strategy; (2) technology and operations; (3) marketing and product development; (4) the Company’s lending programs; and (5) the Company’s information security program and cyber-security. The Finance and Operations Committee also reviewed the financial risk profile of Navient, including capital market access, credit, interest rate and currency risks and reviewed with management steps to manage those risks.

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Nominations and Governance Committee

In accordance with its charter, the Nominations and Governance Committee assisted the Board of Directors in establishing appropriate standards for the governance of Navient, the operations of the Board of Directors and the qualifications of directors during 2015. It has recommended to the Board of Directors the director nominees for the annual meeting of shareholders. The Nominations and Governance Committee also supervised the evaluation of the Board of Directors and reviewed and recommended changes to the Guidelines to the Board of Directors. In 2015, the Nominations and Governance Committee, in conjunction with the Executive Committee, also oversaw a complete review of the committee charters and the responsibilities and oversight duties of each committee.

Committee charters are available at www.navient.com under “Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@navient.com or Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.

Compensation Consultant and Independence

During 2015, the Compensation Committee retained Pearl Meyer as its independent compensation consultant (the “Compensation Consultant”).

The Compensation Consultant reported directly to the Compensation Committee and the Compensation Committee retained authority to replace the Compensation Consultant or hire additional consultants at any time. A representative from the Compensation Consultant participated in meetings of the Compensation Committee and met with the committee without the presence of management, as requested, and directly communicated with the chair of the Compensation Committee between meetings. However, the Compensation Committee made all decisions regarding the compensation paid to Navient’s named executive officers.

The Compensation Consultant provided various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services included advising the Compensation Committee on the principal aspects of Navient’s executive compensation program, assisting in the selection of the compensation peer group, providing market information and analysis regarding the competitiveness of our compensation program design, reviewing Navient’s executive compensation disclosures, and informing the Committee about new compensation-related regulatory and industry issues as they emerge.

During 2015, and again in 2016, the Compensation Committee considered the independence of the Compensation Consultant in light of SEC rules and NASDAQ listing standards. The Compensation Committee received a written statement of independence from the Compensation Consultant, which addressed the following factors: (1) other services provided to Navient by the Compensation Consultant; (2) fees paid by the Company as a percentage of the Compensation Consultant’s total revenue; (3) policies or procedures maintained by the Compensation Consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (5) any Navient common stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the Compensation Consultant or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations and concluded that the work of the Compensation Consultant did not raise any conflicts of interest. For more information on the Compensation Committee and the Compensation Consultant, please see the “Compensation Discussion and Analysis” section in this proxy statement.

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Compensation Committee Interlocks and Insider Participation

Ms. Mills, Ms. Lehman, and Messrs. Shapiro, Munitz and Williams were members of the Compensation and Personnel Committee throughout fiscal year 2015. All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Navient. During fiscal year 2015, none of Navient’s executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee.

The Board of Directors’ Role in Risk Oversight

The Board of Directors and its standing committees oversee Navient’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line, as well as the risk management practices the management team develops and utilizes. This risk management framework is reviewed periodically in light of the Company’s short- and long-term strategies and the major risks and issues facing the Company. Management escalates to the Board of Directors any significant departures from established tolerances and parameters and reviews new and emerging risks.

Risk Oversight Working Group

During 2015, the Board of Directors enhanced its risk oversight. It established a risk oversight working group, drawing members from all of the Board’s standing committees. This risk oversight working group examined each committee charter, the risk oversight roles assigned to each committee, the risk profile of the Company’s business plan and the enterprise risk management of the Company. The working group met several times during 2015 and, at the conclusion of its work, recommended to the Nominations and Governance Committee and the Board of Directors several changes to the risk oversight responsibilities of the committees, which are reflected in the chart below. The working group also made recommendations about Board oversight for cyber-security. Cyber-security is a full Board topic, with the Finance and Operations Committee charged with its detailed engagement. The Board of Directors approved changes to each committee charter consistent with the recommendations of the risk oversight working group.

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The following chart reflects the risk management oversight structure adopted by the Board of Directors and summarizes the oversight responsibilities of each committee:

Board of Directors

Audit Committee

•      Risks related to internal controls, compliance and legal matters

•      Qualification standards for employees engaged in risk management

•      Development, maintenance and governance of the Company’s enterprise risk management program

Compensation and Personnel Committee

•      Risks related to the Company’s compensation programs, including the degree to which the programs limit risk-taking

•      Risks associated with the attraction, retention and development of management talent and management succession planning

Nominations and Corporate Governance

Committee

•      Allocation of oversight responsibilities among Board
committees

•      Risks related to corporate governance

•      Risks related to legislative or regulatory changes, as
well as reputational risks

Finance and Operations Committee

•      Credit standing and financial risk profile of the
Company and its counterparties

•      Financial risks, including credit, liquidity, interest
rate and currency risks

•      Cyber-security and cyber-risks

Cyber-Security

In 2015, the Board of Directors undertook a thorough review of the Company’s cyber-security and cyber-risks. This review included a review of the Company’s information security program by an independent outside advisor, a review of the program and the advisor’s reports, meetings with the advisor, and training on cyber-security and cyber-risks for the entire Board of Directors. The Finance and Operations Committee, as part of its oversight responsibilities, receives regular briefings from the Company’s chief information security officer.

Risk Assessment of Compensation Policies

Navient maintains an internal Incentive Compensation Plan Committee (the “ICP Committee”). The ICP Committee is comprised of a cross-functional team of senior officers from our human resources, compliance and legal departments, and oversees our incentive compensation plans. The ICP Committee’s responsibilities include oversight of the annual risk review and assessment of our incentive compensation plans to ensure that our employees are not incented to take inappropriate risks which could impact our financial position and controls, reputation and operations; and to develop policies and procedures to ensure our incentive compensation plans are designed to achieve our business goals within acceptable risk parameters. The ICP Committee periodically reports to the Compensation Committee on the controls and reviews of our incentive compensation plans. In 2015, the ICP Committee conducted risk assessments of the Company’s incentive compensation plans to ascertain any potential material risks that may be created by those plans. The ICP Committee presented its findings to the Compensation Committee in early 2016, and the Compensation Committee determined that none of the Company’s incentive compensation programs encourages or creates unnecessary risk-taking, and that none of the programs is reasonably likely to have a material adverse effect on the Company.

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Nominations Process

The Nominations and Governance Committee considers director candidates recommended by shareholders and also receives suggestions for candidates from Board members. The Nominations and Governance Committee may also engage third party search firms to assist in identifying director candidates.

Candidates are evaluated based on the needs of the Board of Directors and Navient at that time, given the then-current mix of Board members, their individual skills and experiences, and the Nominations and Governance Committee’s view as to what additional skills or experiences are desirable for the Board. Navient does not have a formal Board diversity policy but the Board of Directors seeks representation that reflects gender, ethnic, age and geographic diversity as reflected in the Guidelines. The Nominations and Governance Committee, through its charter, is charged with reviewing the composition and diversity of the Board of Directors, and as part of the process, the Nominations and Governance Committee incorporates into the Board of Directors’ annual evaluation process, the opportunity for each Board member to provide input regarding the current and desired composition of the Board of Directors and desired attributes of Board members. The minimum qualifications and attributes that the Nominations and Governance Committee believes a director nominee must possess include:

•	Knowledge of Navient’s business;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board of Director service;

•	Integrity and sound judgment in areas relevant to the business;

•	Willingness to represent the best interests of all shareholders and objectively appraise management performance;

•	Ability to challenge and stimulate management; and

•	Independence.

In addition, the following skills and attributes are desired to be represented collectively on the Board of Directors as a whole:

•	Finance expertise;

•	Accounting/audit expertise;

•	Corporate governance expertise;

•	Information security and cyber-security expertise;

•	Financial services expertise;

•	Business services and operations expertise;

•	Capital markets expertise;

•	Industry expertise;

•	Marketing and product development expertise;

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•	Government/Regulatory expertise; and

•	Legal expertise.

The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Nominations and Governance Committee at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801. The shareholder should also include his or her contact information and a statement of his or her share ownership. A shareholder wishing to nominate a candidate must comply with the notice and other requirements described under “Shareholder Proposals for the 2017 Annual Meeting” in this proxy statement.

The Nominations and Governance Committee is also responsible for overseeing the orientation of new directors and the ongoing education of the Board. The Nominations and Governance Committee has made an annual stipend available to all independent directors for their continuing education and caused various internal and third-party training to be conducted at regularly scheduled Board meetings, including on regulatory compliance and cyber-security.

Director Orientation and Continuing Education

As part of Navient’s director orientation program, new directors participate in one-on-one introductory meetings with Navient business and functional leaders and are given presentations by members of senior management on Navient’s strategic plans, financial statements and key issues, policies and practices. In addition, directors may enroll in director continuing education programs on corporate governance and critical issues associated with a director’s service on a public company board. Navient makes a stipend available to each director to pay all or a portion of the expenses of these programs. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our strategic business groups. The Board also periodically participates in site visits to Navient facilities, including in 2015 a visit to one of Navient’s operations centers.

Shareholder Engagement and Communications with the Board

Our CEO, Chief Financial Officer, and Vice President of Investor Relations, together with other members of management, meet periodically with investors to discuss Navient’s strategy and financial and business performance, and to update investors on key developments. During 2015, Navient held meetings with over 200 investors and potential investors. In addition, we routinely seek our shareholders’ views of governance and compensation matters.

Shareholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Chairman or any other individual member of the Board of Directors by contacting the Chairman of the Board in writing at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.

In general, the Corporate Secretary forwards all such communications to the Chairman. The Chairman in turn determines whether the communications should be forwarded to other members of

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the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Corporate Secretary forwards those communications directly to those individuals.

The directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.

Policy on Political Contributions, Disclosure and Oversight

We did not make any political contributions using corporate funds in 2015, and we have no intention of making such political contributions in the near future. In 2016, we significantly expanded our disclosure of political activity and contributions. This disclosure is available on Navient’s website at http://www.navient.com/about/investors/corp_governance. In addition, the Nominations and Governance Committee reviews on an annual basis the political activities, contributions and strategy for the Company. The committee also monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives.

Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct is available on the Company’s website (www.navient.com under “Investors, Corporate Governance”) and a written copy is available from the Corporate Secretary. The Company intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer or any director) at this location on its website.

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Director Compensation

Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size, complexity and risk exposure, and to align the interests of our directors with those of our shareholders. The Compensation Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board.

During late 2014 and early 2015, the Compensation Committee undertook a thorough review of director compensation with the assistance of the Compensation Consultant. That review utilized Navient’s 2015 Peer Group, which is described in the Compensation Discussion and Analysis, and led to the director compensation package that is described below.

Director Compensation Elements

The following table highlights the material elements of our director compensation program:

Compensation Element	Compensation Value
Annual Cash Retainer	$100,000
Additional Cash Retainer for Independent Chairman	50,000
Additional Cash Retainer for Audit Committee Chair	30,000
Additional Cash Retainer for Compensation and Personnel Committee Chair	25,000
Additional Cash Retainer for Other Committee Chairs	20,000
Annual Equity Award	100,000
Additional Equity Award for Independent Chairman	50,000

Annual cash retainers are paid shortly after each annual meeting of shareholders. Annual equity awards typically are granted in February each year in the form of restricted stock. These awards vest only upon the recipient’s election to the Board at the Company’s next following annual meeting of shareholders (or, if earlier, upon death, disability, or a change in control).

For 2015, each of our non-employee directors also was paid $1,500 for every Board or committee meeting that he or she attended, subject to an annual aggregate maximum amount of $19,500 (which equates to 13 Board or committee meetings per year). This annual maximum is measured by reference to the twelve-month period beginning on the date of the Company’s annual meeting of shareholders, which typically is held in May. We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their service as a director.

As described below, our non-employee directors may elect to defer all or a portion of their annual compensation under the Navient Corporation Deferred Compensation Plan for Directors.

Share Ownership Guidelines

We maintain share ownership guidelines for our non-employee directors. Under our share ownership guidelines, each director is expected, within five years of his or her initial election to the Board of Directors, to own Navient common stock with a value equivalent to at least four times his or her annual cash retainer (excluding any additional cash or equity retainer or meeting fees). The following shares and share units count towards the ownership guidelines: shares held in brokerage

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accounts; shares credited to deferred compensation accounts; restricted stock and restricted stock units (“RSUs”) that vest solely upon the passage of time; and vested stock options, to the extent that they are “in-the-money.”

All non-employee directors are in compliance with the share ownership guidelines as of the date of this proxy statement due to their share ownership amount or because the five-year period from their initial election has not ended.

Anti-Hedging and Pledging Policy

Navient policy prohibits directors and senior management from selling Navient common stock short or buying or selling call or put options or other derivatives in respect of their Navient common stock. They are also prohibited from entering into any transaction that has the effect of hedging the economic value of any of their direct or indirect interest in Navient common stock. In early 2015, the Board of Directors approved a change to this policy that prohibits directors and senior management from pledging or using Navient common stock as collateral. This change became effective after the Company’s 2015 annual meeting of shareholders in May 2015. All directors and NEOs are in compliance with this policy as of the date of this proxy statement.

Policy on Rule 10b5-1 Trading Plans

The Company has a policy governing the use by directors and executive officers of pre-established trading plans for sales of our Common Stock. We believe our Rule 10b5-1 policy is effective in ensuring compliance with legal requirements. Under the policy:

•	All Rule 10b5-1 trading plans must be pre-cleared by the Company’s Chief Legal Officer.

•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

•	No modification or termination of a plan may affect any trade scheduled to occur within 30 days.

Other Compensation

We provide non-employee directors with company-paid group life insurance, accidental death and disability and business travel accident insurance. We also provide current non-employee directors the opportunity to participate in the Company’s medical and dental plans. If a director elects to participate, the director pays the full cost of medical and dental coverage (which for an employee is normally shared by the Company and the employee). After retirement from the Board, a former non-employee director may continue medical coverage for up to 18 months under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at his/her own expense. The Independent Chairman is also entitled to reimbursement for office and transportation expenses commensurate with the amount of time he allocates to Board service.

Deferred Compensation Plan for Directors

Navient sponsors a deferred compensation plan for its non-employee directors. Under the Navient Corporation Deferred Compensation Plan for Directors (“Director Deferred Compensation

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Plan”), our non-employee directors may elect annually to defer receipt of all or a percentage of their annual cash retainer and/or meeting fees. In late 2014, we amended the Director Deferred Compensation Plan to also permit “deferrals” of each director’s annual equity retainer. Beginning with 2015, directors may elect to forego all or a portion of the annual equity retainer that they would otherwise receive. Provided this election is made before the beginning of the year, the director’s plan account will be credited with an equivalent amount and automatically invested in a notional Company stock fund.

Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. The plan does not pay above-market or preferential earnings on amounts deferred. Deferrals invested in the notional Company stock fund are payable in shares of Navient common stock. All other deferrals are payable in cash (in a single lump sum or in installments at the election of the director) upon termination of the director’s service on the Board (except for hardship withdrawals in limited circumstances). As noted below, Mr. Diefenderfer, Ms. Mills, Ms. Thompson, Ms. Unger, and Mr. Williams each elected to defer all or a portion of his/her 2015 compensation under the Director Deferred Compensation Plan.

Director Compensation Table

The tables below present information regarding the compensation and stock awards that we have paid or granted to the non-employee directors for the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
John K. Adams, Jr.	124,000	99,979	48	224,027
Ann Torre Bates	149,500	99,979	48	249,527
Anna Escobedo Cabral	124,000	99,979	48	224,027
William M. Diefenderfer, III(4)	166,500	150,000	48	316,548
Diane Suitt Gilleland	119,500	99,979	48	219,527
Katherine A. Lehman	124,000	99,979	48	224,027
Linda A. Mills(5)	144,500	100,000	48	244,548
Barry A. Munitz	139,500	99,979	48	239,527
Steven L. Shapiro	119,500	99,979	48	219,527
Jane J. Thompson(6)	119,500	100,000	48	219,548
Laura S. Unger(7)	124,000	100,000	48	224,048
Barry L. Williams(8)	139,500	100,000	48	239,548

(1)

This table includes all fees earned or paid in fiscal year 2015. Unless timely deferred, 2015 annual cash retainers were paid shortly after the Company’s 2015 annual meeting of shareholders. The annual limitation on aggregate meeting fees noted in the text above is measured by reference to the twelve-month period beginning on the date of the Company’s annual meeting of shareholders rather than the Company’s fiscal year. Therefore, depending on the particular date when a director joins our Board or the timing of our meetings during the year, a director may receive more than $19,500 in meeting fees in a calendar year.

(2)

The grant date fair market value for each share of restricted stock granted in 2015 to directors is based on the closing market price of the Company’s common stock on the grant date. Additional details on accounting for stock-based compensation can be found in “Note 2–Significant Accounting Policies” and “Note 11–Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K. Grant date fair values are rounded down to the nearest whole share to avoid the issuance of fractional shares. As noted in the footnotes below, certain directors timely elected to forego their 2015 annual equity retainer and instead received an equivalent credit under the Director Deferred Compensation Plan that was automatically invested in a notional Company stock fund.

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(3)	All Other Compensation is set forth in the table below:

Name	Life Insurance Premiums(A) ($)	Total ($)
John K. Adams, Jr	48	48
Ann Torre Bates	48	48
Anna Escobedo Cabral	48	48
William M. Diefenderfer III	48	48
Diane Suitt Gilleland	48	48
Katherine A. Lehman	48	48
Linda A. Mills	48	48
Barry A. Munitz	48	48
Steven L. Shapiro	48	48
Jane J. Thompson	48	48
Laura S. Unger	48	48
Barry L. Williams	48	48

(A)	The amount reported is the annual premium paid by Navient to provide a life insurance benefit of up to $100,000.

(4)

Mr. Diefenderfer timely elected to forego his 2015 annual equity retainer and instead received an equivalent credit under the Director Deferred Compensation Plan that was automatically invested in a notional Company stock fund.

(5)

Ms. Mills timely elected to defer 100% of her 2015 annual cash retainer and meeting fees under the Director Deferred Compensation Plan. She also timely elected to forego her 2015 annual equity retainer and instead received an equivalent credit under the Director Deferred Compensation Plan that was automatically invested in a notional Company stock fund.

(6)

Ms. Thompson timely elected to forego her 2015 annual equity retainer and instead received an equivalent credit under the Director Deferred Compensation Plan that was automatically invested in a notional Company stock fund.

(7)

Ms. Unger timely elected to forego her 2015 annual equity retainer and instead received an equivalent credit under the Director Deferred Compensation Plan that was automatically invested in a notional Company stock fund.

(8)

Mr. Williams timely elected to forego his 2015 annual equity retainer and instead received an equivalent credit under the Director Deferred Compensation Plan that was automatically invested in a notional Company stock fund.

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Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

Navient’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee. On March 2, 2016, the Audit Committee engaged KPMG as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

This proposal is put before the shareholders because the Board of Directors believes it is a good corporate governance practice to provide shareholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Navient’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2016 if, in its discretion, it determines that such a change would be in the Company’s best interests.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS NAVIENT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

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Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firms for 2015 and 2014

Aggregate fees billed for services performed for Navient by its independent accountant, KPMG, for the fiscal years ended December 31, 2015 and 2014, are set forth below.

	2015	2014
Audit Fees	$3,043,614	$2,707,096
Audit-Related Fees	1,908,014	2,002,211
Tax Fees*	796,252	41,500
All Other Fees	45,823	—
Total	$5,793,702	$4,750,807

*

Tax fees for 2014 do not include certain amounts paid by Navient to SLM pursuant to the Tax Sharing Agreement dated April 28, 2014 between Navient and SLM, which required Navient to reimburse SLM for certain payments paid to KPMG on Navient’s behalf. In 2014, Navient reimbursed SLM $534,342 for such payments. Additional information concerning the Tax Sharing Agreement and other agreements between SLM and Navient can be found in this proxy statement under the heading “Certain Relationships and Transactions”.

Audit Fees.  Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Navient and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees.  Tax fees include fees for federal and state tax compliance, and tax consultation services.

Pre-approval Policies and Procedures

The Audit Committee has a policy that addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2015. Reporting is provided to the Audit Committee regarding services that the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

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Report of the Audit Committee

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets, on a regular basis, with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss our Annual Report on Form 10-K and our quarterly reports on Form 10-Q prior to their being filed with the SEC. It also meets with management and our independent auditors to review and discuss our quarterly earnings prior to their release.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor the Company’s financial record-keeping and controls, management is ultimately responsible for the Company’s financial reporting process, including its system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of the Company’s financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and Navient’s independent registered accounting firm, KPMG LLP, the Company’s audited financial statements as of and for the year ended December 31, 2015. The Audit Committee also discussed with KPMG LLP the matters under Public Company Accounting Oversight Board (“PCAOB”) standards, including among other things, matters related to the conduct of the audit of our financial statements.

The Audit Committee received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Audit Committee

Ann Torre Bates, Chair

Laura S. Unger

John K. Adams, Jr.

Anna Escobedo Cabral

Diane Suitt Gilleland

Jane J. Thompson

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Ownership of Common Stock

The following table provides information, as of February 29, 2016, about each shareholder known to Navient to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such shareholder on Schedules 13D or 13G with the SEC on the dates indicated in the footnotes to this table (percentages are calculated assuming continuous beneficial ownership at February 29, 2016).

Name and Address of Beneficial Owner	Shares	Percent
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	36,591,108	10.8%
Barrow, Hanley, Mewhinney & Strauss, LLC(2) 2200 Ross Avenue 31st Floor Dallas, TX 75201-2761	34,851,783	10.3%
Boston Partners(3) One Beacon Street 30th Floor Boston, MA 02108	23,153,535	6.9%
BlackRock Inc.(4) 40 East 52nd Street New York, NY 10022	20,594,171	6.1%

(1)

This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group, Inc., on February 10, 2016. The Vanguard Group, Inc., directly and through its subsidiaries, has sole power to vote or direct the voting of 680,334 shares of Common Stock, shared voting power of 36,800 shares, sole power to dispose of or direct the disposition of 35,889,625 shares of Common Stock, and shared power to dispose of or direct the disposition of 701,483 shares of Common Stock. According to this Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 558,983 shares of Common Stock; and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 263,851 shares of Common Stock.

(2)

This information is based on the Schedule 13G filed with the SEC by Barrow, Hanley, Mewhinney & Strauss, LLC on February 2, 2016. Barrow, Hanley, Mewhinney & Strauss, LLC has sole power to vote or direct the vote for 8,210,735 shares of Common Stock, shared power to vote or to direct the vote for 26,641,048 shares of Common Stock and sole power to dispose or to direct the disposition of 34,851,783 shares of Common Stock.

(3)

This information is based solely on the Schedule 13G filed with the SEC by Boston Partners on February 12, 2016. Boston Partners has sole power to vote or direct the vote for 18,719,608 shares of Common Stock, shared power to vote or to direct the vote for 63,120 shares of Common Stock and sole power to dispose or to direct the disposition of 23,153,535 shares of Common Stock.

(4)

This information is based on the Schedule 13G filed with the SEC by BlackRock, Inc. on January 27, 2016. BlackRock, Inc. has sole power to vote or direct the voting of 17,586,857 shares of Common Stock and has sole power to dispose of or direct the disposition of for 20,594,171 shares of Common Stock.

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Ownership of Common Stock by Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Navient’s Common Stock by: (i) our current directors and director nominees; (ii) the named executive officers listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account stock as to which the individual has or shares voting and/or investment power as well as stock that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of February 29, 2016. The beneficial owners listed have sole voting and investment power with respect to stock beneficially owned, except as to the interests of spouses or as otherwise indicated. As of February 29, 2016, there were 337,806,589 shares of our Common Stock issued, outstanding and entitled to vote.

	Shares(1)	Vested In-The- Money Options (2)	Total Beneficial Ownership (3)	Percent of Class
Director Nominees
John K. Adams, Jr.	18,057	0	18,057	*
Ann Torre Bates(4)	37,130	16,600	53,730	*
Anna Escobedo Cabral(5)	17,605	0	17,605	*
William M. Diefenderfer, III(6)	144,338	25,359	169,697	*
Diane Suitt Gilleland(7)	143,569	39,974	183,543	*
Katherine A. Lehman	20,557	0	20,557	*
Linda A. Mills(8)	21,971	0	21,971	*
Barry A. Munitz	56,152	22,859	79,011	*
Steven S. Shapiro(9)	157,005	12,015	169,020
Jane J. Thompson(10)	21,971	0	21,971	*
Laura S. Unger(11)	18,221	0	18,221	*
Barry L. Williams(12)	48,526	18,615	67,141	*

Named Executive Officers
John F. Remondi(13)	1,351,695	417,606	1,769,301	*
Somsak Chivavibul(14)	284,114	7,361	291,475	*
John Kane(15)	274,330	2,510	276,840	*
Timothy Hynes(16)	168,095	24,836	192,931	*
Mark Heleen(17)	95,495	0	95,495	*

Directors and Named Executive Officers as a Group (18 Persons)	3,009,915	587,735	3,597,650	1.05%

*	Less than one percent

(1)

Shares of common stock and stock units held directly or indirectly, including deferred stock units credited to Company-sponsored retirement and deferred compensation plans. Totals for named executive officers include (i) restricted stock units (“RSUs”) that vest and are converted into shares only upon the passage of time, (ii) performance stock units (“PSUs”) that

40

vest and are converted into shares upon the satisfaction of pre-established performance conditions, and (iii) associated dividend equivalent units (“DEUs”) issued on outstanding RSUs and PSUs. The individuals holding such RSUs, PSUs and DEUs have no voting or investment power over these units.

(2)

Shares that may be acquired within 60 days of February 29, 2016, through the exercise of stock options. All stock options are net-settled pursuant to their terms (i.e., shares are withheld upon exercise to cover the aggregate exercise price, and the net resulting shares are delivered to the option holder). Stock options therefore are shown on a “spread basis,” with out-of-the-money options shown as 0.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4)	2,712 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(5)	10,893 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(6)	39,301 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(7)	23,244 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(8)	4,817 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(9)

Mr. Shapiro’s share ownership includes 3,000 shares held in a Roth IRA and 76,425 shares held in an LLC owned by Mr. Shapiro. 15,575 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(10)	15,710 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(11)	4,817 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(12)	15,710 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(13)

Mr. Remondi’s share ownership includes 250 shares held as custodian for his child. 544,028 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Remondi has no voting or dispositive control.

(14)

Mr. Chivavibul’s share ownership includes 2,098 shares held by his spouse. 138,514 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Chivavibul has no voting or dispositive control.

(15)

185,285 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Kane has no voting or dispositive control. 1,030 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(16)	119,802 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Hynes has no voting or dispositive control.

(17)	76,535 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Heleen has no voting or dispositive control.

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Executive Officers

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Navient’s executive officers who are not directors. Biographical information for Mr. Remondi is included in Proposal 1 — Election of Directors.

Name and Age	Position and Business Experience
Somsak Chivavibul 49

• Chief Financial Officer, Navient — April 2014 to present

•  Senior Vice President — Financial Planning & Analysis, SLM Corporation — May 2007 to April 2014

•  Vice President — Financial Planning & Analysis, SLM Corporation — 2003 to 2007

•  Managing Director — Financial Planning & Analysis, SLM Corporation — 1997 to 2003

• Treasurer, Student Loan Marketing Association — 1997 to 2003

John Kane 47

•  Group President, Asset Recovery and Business Services, Navient — June 2015 to present

• Chief Operating Officer, Navient — April 2014 to June 2015

•  Senior Vice President — Enterprise Project Management, SLM Corporation — March 2013 to April 2014

•  Senior Vice President — Credit, SLM Corporation — August 2011 to March 2013

•  Senior Vice President — Collection, SLM Corporation — 2008 to 2011

•  Senior Vice President — Consumer Credit Operations, MBNA/Bank of America — 1990 to 2008

Jeff Whorley 54

•  Group President, Asset Management and Servicing, Navient — June 2015 to present

•  Founder & Chief Executive Officer, Core Principal, Inc. — 2013 to June 2015

• President, Student Aid Services, Inc. — 2009 to 2012

•  Executive Vice President, Debt Management Services, SLM Corporation — 2003 to 2007

Timothy Hynes 46

• Chief Risk Officer, Navient — April 2014 to present

•  Senior Vice President — Collections, SLM Corporation — October 2011 to April 2014

•  Senior Vice President — Credit, SLM Corporation — May 2008 to October 2011

•  Director of New Account and Existing Account Marketing, Bank of America Card Services — February 2007 to May 2008

Mark L. Heleen 53

•  Chief Legal Officer and Corporate Secretary, Navient — February 2015 to present

•  Senior Vice President and Senior Deputy General Counsel, Navient — June 2014 to February 2015

•  Senior Attorney, Cadwalader Wickersham & Taft LLP — August 2013 to June 2014

• Independent Consultant — January 2011 to August 2013

•  Executive Vice President and General Counsel, SLM Corporation — February 2009 to December 2010

•  Various roles with the Office of the General Counsel, SLM Corporation — July 1988 to February 2009

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Proposal 3 — Advisory Vote on Executive Compensation

Navient is asking shareholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation as reported in this proxy statement. Navient urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how the Company‘s executive compensation policies and procedures operate and are designed, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation paid to our named executive officers.

This proposal gives you, as a shareholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to and objectives of the compensation paid to our named executive officers (“NEOs”) as described in this proxy statement. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Navient is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Navient’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

The Company conducted a similar advisory vote at our last annual meeting of shareholders. At that time, shareholders expressed support for the 2014 compensation of our NEOs, with approximately 92% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve the 2014 compensation of our NEOs.

The Board of Directors believes that the Company’s 2015 executive compensation program strongly aligns pay to actual performance. Navient’s performance in 2015 fell short of expectations, and that performance is directly reflected in the compensation paid to our named executive officers for 2015. Incentive payments to our NEOs under the Company’s annual Management Incentive Plan were well below target, with no NEO receiving more than 49% of target. The value of outstanding equity awards granted to our NEOs in early 2015 declined significantly along with the value of our common stock. Stock options granted to our NEOs in February 2015 with an exercise price of $21.65 were significantly underwater at the end of 2015, and Restricted Stock Units (“RSUs”) granted on the same date have declined significantly in value. In addition, due to the impact of 2015 performance on Performance Stock Units (“PSUs”) granted in February 2015, it is uncertain to what extent these PSUs will vest, if at all. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section which describes Navient’s executive compensation program in detail, including how it is designed to achieve the Company’s compensation objectives and how the Company’s performance in 2015 was reflected in the compensation of our NEOs.

This proposal to approve the resolution regarding the compensation paid to Navient’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

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As an advisory vote, the “say-on-pay” resolution is not binding on Navient. The Board of Directors, however, values the opinions of our shareholders as expressed through their votes and other communications. Accordingly, the Board of Directors as well as the Compensation Committee will review and consider the results of the “say-on-pay” vote, the opinions of our shareholders, and other relevant factors in making future decisions regarding our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

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Executive Compensation

Compensation and Personnel Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Compensation and Personnel Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management, and based on its review and discussions with management, the Compensation and Personnel Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and this proxy statement.

Compensation and Personnel Committee

Linda A. Mills, Chair

Barry A. Munitz

Katherine A. Lehman

Steven L. Shapiro

Barry L. Williams

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Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation guiding principles, the elements of our executive compensation program, the factors that were considered in making compensation decisions for our “named executive officers” or “NEOs” in 2015, and how we have modified our programs to meet Navient’s needs in the future.

Navient’s Compensation and Personnel Committee (the “Compensation Committee” or simply the “Committee”) is responsible for establishing our executive compensation program, including the program’s underlying philosophy, objectives and related policies. The Committee is composed of Ms. Mills (current Chair), Mr. Munitz (current Vice Chair), Mr. Shapiro, Ms. Lehman and Mr. Williams. Until July 2015, Mr. Shapiro served as the Chair of the Compensation Committee, with Ms. Mills serving as Vice Chair.

This CD&A presents information for the following Navient NEOs:

•	Jack Remondi, President and Chief Executive Office

•	Somsak Chivavibul, Executive Vice President and Chief Financial Officer

•	John Kane, Group President, Asset Recovery and Business Services

•	Tim Hynes, Executive Vice President and Chief Risk & Compliance Officer

•	Mark L. Heleen, Executive Vice President, Chief Legal Officer and Secretary

Executive Summary

This section summarizes Navient’s performance in 2015 and the impact of that performance on the compensation paid to our NEOs.

Navient’s performance in 2015 fell short of expectations due to a combination of factors, including uncertain and volatile financial markets that impacted our funding costs. Despite these challenges, the Company succeeded on a number of different fronts. In 2015, Navient:

•	acquired over $3.7 billion in loans;

•	returned $1.2 billion to shareholders through dividends and share repurchases;

•	repurchased or retired over $2.3 billion in unsecured debt; and

•	expanded the Company’s asset recovery and business process outsourcing businesses through the acquisition of Gila LLC and Xtend Healthcare, LLC.

The Company’s performance in 2015 is reflected in the compensation of our NEOs, reinforcing our pay-for-performance culture. As described in greater detail below, the Company’s 2015 financial performance resulted in well below-target incentive payments under the 2015 Management Incentive Plan. Specifically, none of the NEOs received more than 49% of the target annual incentive due to the Company’s below-expected financial performance during 2015.

Significant components of our executive compensation program are paid in the form of equity awards. The value of outstanding equity awards granted to our NEOs in early 2015 declined significantly along with the value of our common stock. Stock options granted to our NEOs in February 2015 with an exercise price of $21.65 were significantly underwater at the end of 2015, and Restricted Stock Units (“RSUs”) granted on the same date have declined significantly in value. Our NEOs also

46

received Performance Stock Units (“PSUs”) in February 2015, which are designed to vest based on Navient’s achievement of cumulative “Core Earnings” net income for the performance period from January 1, 2015 to December 31, 2017. Due to the impact of 2015 performance on these PSUs, it is uncertain to what extent they will vest, if at all.

Navient’s Compensation Philosophy and Objectives

We provide each of our NEOs with a compensation package that is tied to performance and aligned with the interests of our shareholders. The Compensation Committee utilizes the following guiding principles to design, implement, and monitor our executive compensation program:

•	Pay for Performance. A substantial portion of the total compensation paid to our NEOs is earned based on achievement of enterprise-wide goals that impact shareholder value.

•

Align Compensation with Shareholder Interests. The interests of our NEOs are linked with those of our shareholders through the risks and rewards of owning Navient common stock. For 2015, 85% of the total direct compensation provided to our CEO was at-risk and dependent upon the attainment of specific performance objectives, as well as the value of Navient’s common stock.

•

Reward Annual Performance. The annual incentive award component of our NEOs’ total compensation is designed to reward achievement of key annual goals that are aligned with the Company’s annual business plan, and conversely to be lower in periods in which those key annual goals are only partially achieved or not achieved at all.

•

Reward Long-term Growth. The total compensation paid to our NEOs is heavily weighted toward long-term equity-based incentives. These awards link pay to sustained performance and shareholder value creation.

•

Retention of Top Executives. Our NEOs should have base salaries and benefits that are competitive and permit Navient to attract, motivate and retain those executives who can drive and lead its success.

The compensation package we provide to our NEOs is designed to be competitive when compared to other companies with whom we compete for talent. In setting the compensation opportunity for our NEOs, we generally target the median total direct compensation provided to similarly-situated executives by our peer group of companies.

We also believe that strong governance practices and policies are aligned with shareholder interests. Our policies prohibit hedging, pledging or short-sales of any Company stock held by our NEOs and provide for the clawback of compensation in certain situations. See “Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs” below.

How Compensation Decisions Are Made

In establishing competitive total compensation packages for our NEOs, the Compensation Committee relies on market data to analyze the executive compensation packages offered by Navient’s peer group companies, which are described below. While the Committee generally targets the median total compensation opportunity provided by our peer group companies to similarly-situated executives, market data is only one of several factors considered in establishing the compensation opportunity levels of our NEOs. Past pay practices and internal employee pay equity, as well as the skills and experience that each NEO brings to Navient, are all important factors considered by the Committee. Navient’s annual strategic business plan also factors heavily in determining certain elements of total compensation, such as our Annual Incentive and Long-term Incentive Programs. These programs are described in more detail below.

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Role of the Compensation Consultant.  The Compensation Committee is advised by its Compensation Consultant. See “Compensation Consultant and Independence” for more information on the Compensation Consultant’s role as an independent advisor to the Compensation Committee.

Use of Peer Groups.  Navient seeks to provide its senior executives with competitive compensation relative to a peer group of companies. Typically, the peer group includes companies that operate businesses similar to Navient—currently both data processing/outsourcing services companies and banking/consumer finance companies—with financial metrics roughly comparable to those of Navient.

With the assistance of the Compensation Consultant, the Compensation Committee made only minor changes to the peer group previously used for 2014. In particular, Fidelity National Information Services, Inc. and BB&T Corporation were removed from the peer group, while Euronet Worldwide Inc., Santander Consumer USA Holdings Inc., and Vantiv, Inc. were added, resulting in a 2015 peer group evenly split between data processing/outsourced services companies and banking/consumer finance companies. Navient’s peer group for 2015 consisted of the following companies:

2015 Navient Peer Group

Company	Net Revenues(1),(2)	Net Income(1)	Total Assets(3)	Market Cap(3)
Alliance Data Systems Corp.	$6,440	$597	$22,422	$16,837
Comerica, Inc.	2,592	521	71,877	7,350
Commerce Bancshares, Inc.	1,059	264	24,605	4,142
Discover Financial Services, Inc.	7,227	2,297	86,936	22,610
Euronet Worldwide Inc.	1,772	99	2,193	3,841
Fifth Third Bancorp	6,140	1,712	141,082	15,780
Fiserv Inc.	5,254	712	9,340	20,606
Global Payments, Inc.(4)	2,774	278	5,794	8,345
KeyCorp	4,062	916	95,133	11,024
M&T Bank Corp	4,498	1,080	122,788	19,336
Nationstar Mortgage Holdings, Inc.	1,734	39	16,654	1,455
Paychex, Inc.(4)	2,740	675	6,483	19,090
Santander Consumer USA Holdings Inc.	2,422	866	36,561	5,531
Total Systems Services Inc.	2,780	364	3,908	9,102
Vantiv, Inc.	3,160	148	6,465	7,250
Western Union Co.	5,484	838	9,459	8,998

25th Percentile	2,550	274	6,478	6,821
Median	2,970	636	19,538	9,050
75th Percentile	5,311	879	75,642	17,400

Navient Corporation	2,562	997	134,112	3,987
Rank	13 of 17	4 of 17	2 of 17	15 of 17
Percentile	25	83	97	10

(1)

Financial results (in millions in accordance with GAAP) for each company’s most-recently-ended fiscal year, as reflected in each company’s Annual Report on Form 10-K filed with the SEC. Except as otherwise noted below, each company’s most-recent fiscal year ended December 31, 2015.

(2)

Reflects gross revenues for the following data processing/outsourced services companies: Alliance Data Systems Corp.; Euronet Worldwide Inc.; Fiserv Inc.; Global Payments, Inc.; Paychex, Inc.; Total Systems Services Inc.; Vantiv, Inc.; and Western Union Co. Net revenues for Navient and the following banking/consumer finance companies includes net interest income plus non-interest income, excluding provision for loan losses: Comerica, Inc.; Commerce Bancshares, Inc.; Discover Financial Services, Inc.; Fifth Third Bancorp; KeyCorp; M&T Bank Corp; Nationstar Mortgage Holdings, Inc.; and Santander Consumer USA Holdings Inc.

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(3)	Total assets and market capitalization as of each company’s most-recent fiscal year end.

(4)

The most recent fiscal year for Global Payments, Inc. and Paychex, Inc. ended May 31, 2015. Market capitalization for each of these companies reflects common shares outstanding at November 30, 2015, multiplied by the per share closing price of the company’s common stock on December 31, 2015.

Consideration of Say-on-Pay Vote Results.  At our most recent annual meeting of shareholders, held on May 21, 2015, the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2014. Shareholders expressed support for the compensation of our NEOs, with approximately 92% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve our 2014 executive compensation. The Committee took into account the results of this advisory vote when making compensation decisions for 2015.

The Company also conducted an advisory vote on the frequency of future advisory votes to approve its executive compensation. Our shareholders indicated their preference for future advisory votes to be held annually. Consistent with the shareholders’ vote on this matter, the Board adopted a policy providing for annual advisory votes to approve the Company’s executive compensation.

2015 Executive Compensation Program

Primary Elements of Compensation. The compensation program for our NEOs consists of three primary elements:

Compensation Element	Objective	Type of Compensation

Base Salary	To provide a base level of cash compensation based on the executive’s level of responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.

Annual Incentives	To encourage and reward our NEOs for achieving annual corporate performance goals.	Variable compensation. Performance-based. Payable in cash.

Long-term Incentives	To motivate and retain senior executives by aligning their interests with those of shareholders through sustained performance and growth.	Multi-year variable compensation. Generally payable in Performance Stock Units (“PSUs”) and/or RSUs, in addition to stock options. PSUs are subject to performance vesting based on cumulative performance over a three-year performance period, with each award being settled in stock at the end of the performance period to the extent that goals are met. RSUs and stock options are subject to time-based vesting, with each award vesting in 1/3 increments over a three-year period.

The Compensation Committee makes decisions regarding each primary element of compensation described above. Because our focus is on performance, the Committee does not

49

consider aggregate amounts earned or benefits accumulated by an executive from prior service with the Company as a significant factor in making compensation decisions.

In addition to the three primary compensation elements discussed above, the NEOs also have an opportunity to participate in the Navient Deferred Compensation Plan for retirement planning purposes. The Deferred Compensation Plan offers a variety of investment choices, none of which represents an “above-market return.” We also provide our NEOs with standard health, welfare and retirement benefits, as well as limited perquisites. Each of our NEOs only participates in the same severance plans as do our other senior executives.

Total Direct Compensation Mix.  These primary compensation elements—Base Salary, Annual Incentives and Long-term Incentives—together form the Total Direct Compensation for each of our NEOs.

Consistent with Navient’s pay-for-performance culture, a substantial portion of the 2015 Total Direct Compensation of our NEOs was variable or at-risk and dependent upon the attainment of specific performance objectives, as well as the value of Navient’s common stock. The charts below provide the fixed and variable percentages of the 2015 Total Direct Compensation of our NEOs and the percentage of their compensation that is at-risk, with Annual Incentives and PSUs shown at target levels of performance.

Base Salary.  Based on its review of Mr. Remondi’s performance in 2014, as well as a market analysis of the 2015 Navient peer group, the Compensation Committee (in consultation with the other independent members of the Board) determined that Mr. Remondi’s base salary should remain unchanged at $1,000,000.

The 2015 base salaries of Messrs. Chivavibul, Kane and Hynes were established by the Compensation Committee, taking into account recommendations made by Mr. Remondi, as well as a review of benchmarking data from the 2015 Navient peer group. The Committee also determined the 2015 base salary of Mr. Heleen, who became an executive officer of the Company effective February 6, 2015, based on a review benchmarking data. In all cases, the Committee reached its final determinations in consultation with the Compensation Consultant.

Although we generally target the median total direct compensation provided to similarly-situated executives by our peer group of companies, the Compensation Committee determined in 2014 that the base salaries of Messrs. Chivavibul, Kane, and Hynes should be lower than median to reflect each

50

executive’s relative newness to his role. However, the Committee made this determination in 2014 with the expectation that the base salary of each executive would be adjusted in future years commensurate with market conditions and the executive’s performance and experience. Consistent with this approach, the Committee determined that an increase in base salary was warranted for Messrs. Chivavibul, Kane, and Hynes in 2015. Even with this increase, the base salaries for Messrs. Chivavibul, Kane, and Hynes remain below the median base salaries provided to similarly-situated executives by our peer group of companies.

The following chart lists the 2014 base salary for each of our NEOs as of December 31, 2014, as well as their 2015 base salary as of December 31, 2015.

Navient NEOs	2014 Base Salary	2015 Base Salary
Mr. Remondi	$1,000,000	$1,000,000
Mr. Chivavibul	350,000	380,000
Mr. Kane	400,000	450,000
Mr. Hynes	325,000	370,000
Mr. Heleen*	—	370,000

*Mr. Heleen was not a Named Executive Officer of the Company during 2014.

Annual Incentive Awards: The 2015 Management Incentive Plan.  As part of Navient’s annual strategic planning process, management developed an operating plan for the Company’s 2015 fiscal year. The Compensation Committee and management then discussed specific corporate performance goals for Navient to be set forth in a 2015 annual incentive program—known as the Management Incentive Plan (“MIP”)—with the express purpose of focusing executives on achieving the operating plan. As detailed below, the 2015 MIP approved by the Committee incorporates a number of important design changes relative to Navient’s 2014 MIP in order to reflect the evolutionary changes that Navient has made in its business strategy.

Corporate financial performance under the 2015 MIP, as in the 2014 MIP, was measured against four financial performance metrics: (i) net income determined on a “core earnings” basis, (ii) operating efficiency, (iii) fee income, and (iv) private education loan gross defaults. Three of these performance metrics remained unchanged from 2014. For 2015, the Compensation Committee decided to substitute “core net income” for “core earnings per share,” as “core net income” is a fundamental measure of financial performance used in the Company’s business.1

In addition to establishing a performance target for each of the financial performance metrics referenced above, the Committee assigned a weight to each metric and established a scale of “award factors” to assess the Company’s performance relative to target. As noted in the chart below, these

[1]

Core Net Income” and “Core Earnings per Share” are non-GAAP financial measures which do not represent a comprehensive basis of accounting. For more information on the definitions of Core Net Income and Core Earnings and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to the discussion included in Item 7 of our 2015 Annual Report filed on Form 10-K on February 25, 2016, or refer to the Investor Relations section of our website located at http://www.navient.com/about/investors/.

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award factors range from 50% based on a threshold level of performance, to 150% based on a maximum level of performance, with performance below threshold resulting in an award factor of 0%:

2015 Financial Performance Metric	Weight	Below Performance Threshold (Award Factor = 0%)	Performance Threshold (Award Factor = 50%)	Performance Target (Award Factor = 100%)	Performance Maximum (Award Factor= 150%)
Net income on a “Core Earnings” Basis* (millions)	40%	<$739	$739	$840	>= $941
Operating Efficiency**	20%	> 42.2%	42.2%	38.8%	<= 35.4%
Fee Income (millions)	20%	<$570	$570	$626	>= $682
Private Education Loan Gross Defaults (millions)	20%	>$835	$835	$763	<= $691

*   Excludes any gains related to debt repurchases and the sale of student loans.

** Operating expenses divided by total revenue.

Consistent with the Company’s focus on strategic growth, the Committee also incorporated a “strategic growth modifier” into the plan’s design for 2015. Based on the achievement of certain pre-determined strategic milestones, the Committee retained the discretion to modify by +/- 15% the performance score otherwise achieved by the Company in 2015. The Committee established three strategic milestones: (i) Board approval of a strategic growth and business diversification plan, (ii) execution by management against that plan, and (iii) education loan portfolio acquisitions in excess of the 2015 operating plan. The maximum performance permitted under the 2015 MIP therefore is 172.5%.

The chart below sets forth (i) each financial performance metric, (ii) the performance target approved by the Compensation Committee for each metric, (iii) the 2015 actual performance of the Company for each metric, (iv) the award factor for each metric based on the Company’s level of achievement relative to target, (v) the relative weighting of each financial performance metric, and (vi) the performance score attributable to each metric, as well as the total financial performance score.

2015 Financial Performance Metric (i)	Performance Target (ii)	2015 Actual Performance (iii)	Award Factor (iv)	Weighting (v)	Financial Performance Score (vi)
Net income on a “Core Earnings” Basis* (millions)	$840	$687	0%	40%	0%
Operating Efficiency**	38.8%	45.7%	0%	20%	0%
Fee Income (millions)	$626	$722	150%	20%	30.0%
Private Education Loan Gross Defaults (millions)	$763	$826	63%	20%	12.6%
					42.6%

*   Excludes any gains related to debt repurchases and the sale of student loans.

** Operating expenses divided by total revenue.

These financial performance results were reviewed and certified by the Compensation Committee in January 2016.

The Committee also reviewed management’s performance relative to the three pre-determined strategic milestones established for 2015. In addition to receiving Board approval of its strategic plan—the first strategic milestone—management successfully reached the second strategic milestone by completing two important business acquisitions in 2015. First, in February 2015, Navient acquired Gila LLC, an Austin, Texas-based asset recovery and business process outsourcing firm focusing on the

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state and local government market. Navient also acquired Xtend Healthcare, LLC in October 2015, extending the Company’s existing asset recovery and business process outsourcing capabilities into the health care payments sector.

The Committee determined that the third strategic milestone established for 2015, education loan portfolio acquisitions in excess of the 2015 operating plan, should not be evaluated as pursing this milestone was not in the Company’s best interest. Due to unfavorable market conditions that developed during the year, additional loan portfolio acquisitions in 2015 did not make business sense, as they would have had a negative effect on the Company’s financial performance. The Committee therefore determined that management had acted appropriately in not pursuing this particular strategic milestone.

Based on management successfully executing against the strategic milestones for 2015, the Committee concluded that a 15% strategic growth modifier had been earned. The Committee therefore increased the 2015 financial performance score by 15% for certain NEOs, yielding an overall performance score of 49% for Messrs. Remondi, Kane, Hynes and Heleen. Annual incentive awards for 2015 were based solely on performance scores. The 2015 incentive award amount for each of the NEOs under the 2015 MIP is set forth in the following table.

Navient NEOs	2015 Target Incentive $ Amount	Target % of Base Salary	2015 MIP Incentive Award $ Amount
Mr. Remondi	$1,500,000	150%	$735,000
Mr. Chivavibul	570,000	150%	242,820
Mr. Kane	675,000	150%	330,750
Mr. Hynes	555,000	150%	271,950
Mr. Heleen	555,000	150%	271,950

In 2014, annual incentive awards were paid 50% in cash and 50% in RSUs with transfer restrictions that lapsed in one-third increments on each of the first, second, and third anniversaries of the grant date. This form of payment resulted in our NEOs receiving a larger portion of their 2014 variable total direct compensation in stock relative to Navient’s peer group. For 2015, the Committee determined that annual incentive awards should be paid in cash.

Long-term Incentive Program.  Based on a market analysis of the 2015 Navient peer group, the Compensation Committee approved 2015 long-term incentive awards for our NEOs in early 2015 in the following amounts: Mr. Remondi ($3,500,000); Mr. Chivavibul ($900,000); Mr. Kane ($1,175,000); Mr. Hynes ($725,000); and Mr. Heleen ($550,000). These awards were delivered 50% in performance stock units (“PSUs”), 20% in restricted stock units (“RSUs”), and 30% in stock options as follows:

				Total Award Value(4) ($)
NEOs	Performance Stock Units(1) (#)	Restricted Stock Units(2) (#)	Stock Options(3) (#)
Mr. Remondi	80,831	32,332	468,750	3,500,000
Mr. Chivavibul	20,785	8,314	120,535	900,000
Mr. Kane	27,136	10,854	157,366	1,175,000
Mr. Hynes	16,743	6,697	97,098	725,000
Mr. Heleen	12,702	5,080	73,660	550,000

(1)

This column represents the target PSUs granted to each of the NEOs on February 18, 2015, with the number of PSUs equal to 50% of the 2015 long-term incentive award amount approved by the Compensation Committee divided by the closing price of Navient common stock on the grant date. Each PSU is subject to performance-based vesting over a three-year performance period beginning on January 1, 2015, and ending on December 31, 2017. The vesting provisions of these PSUs are described below.

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(2)

This column represents the RSUs granted to each of the NEOs on February 18, 2015, with the number of RSUs equal to 20% of the 2015 long-term incentive award amount approved by the Compensation Committee divided by the closing price of Navient common stock on the grant date. These RSUs are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to certain terms and conditions.

(3)

This column represents the stock options granted to each of the NEOs on February 18, 2015, with the number of stock options determined using 30% of the 2015 long-term incentive award amount approved by the Compensation Committee and the Black-Scholes options value (which incorporates the closing price of Navient common stock on the grant date). These stock options are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to certain terms and conditions.

(4)

Total award value differs slightly from the grant date fair value, as reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table, as the number of units/options is rounded down to the nearest whole unit or option to avoid the issuance of fractional units or shares.

The Committee introduced PSUs into the mix of long-term incentives for 2015 to further align equity pay and long-term performance. These PSUs are designed to vest based on Navient’s achievement of cumulative “Core Earnings” net income (“Cumulative Core Net Income” or “CCNI”) for the performance period from January 1, 2015 through December 31, 2017, as follows:

2015-17 Cumulative Core Net Income(1) (in billions)	Target %	PSUs Vesting(2)
< $2.250	< 88%	0%
$2.250	88%	50%
$2.325	91%	70%
$2.550	100%	100%
>= $2.780	>= 109%	130%

(1) Excludes any gains related to debt repurchases and the sale of student loans.

(2) Incremental vesting for achievement between these stated levels.

To further focus management on strategic growth, the Committee incorporated a “strategic growth modifier” into the design of the PSUs. The Committee established a separate performance target for that portion of Cumulative Core Net Income derived from products and services in existing and new business lines targeted by management for long-run growth (“Strategic Growth Core Cumulative Net Income” or “Strategic Growth CCNI”). Vesting of the PSUs, as determined solely by the CCNI, may be modified +/- 20% by the Committee as follows:

2015-17 Strategic Growth Cumulative Core Net Income(1) (in millions)	PSUs Vesting Modifier(1)
<= $35	-20%
$55	-10%
$75	0%
$95	10%
>= $115	20%

                       (1) Incremental vesting for achievement between these stated levels.

The maximum level of vesting permitted under the PSUs therefore is 156%.

Deferred Compensation.  We provide our NEOs with the opportunity to defer a portion of their compensation on a tax-deferred basis under the Navient Deferred Compensation Plan (the “Deferred Compensation Plan”).

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The Deferred Compensation Plan is designed to provide all of our senior employees, including our NEOs, with the opportunity to save for retirement and other personal expenses on a tax-favored basis. Each participating employee may elect to defer a portion of his or her eligible compensation under the Deferred Compensation Plan, and amounts deferred are credited to bookkeeping accounts along with company matching contributions designed to encourage participation. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by each participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation deferred under or contributed to the plan. Additional details for our NEOs can be found below under the “Non-Qualified Deferred Compensation” table.

Health, Welfare and Retirement Benefits.  Our NEOs are eligible to participate in the same broad-based employee benefit programs we offer to our other employees, such as group health benefits and tax-qualified retirement benefits.

Perquisites.  Perquisites are limited and are not a significant portion of our compensation program. Our policy is to allow limited personal use of the company’s aircraft by our NEOs. To the extent an NEO uses Navient’s private aircraft for personal travel, the NEO must reimburse Navient for the variable flight costs of such personal use. These reimbursements fully comply with the requirements of the Internal Revenue Code. We also provide transportation and relocation allowances to certain of our NEOs as described in the footnotes to the “Summary Compensation Table.”

The Compensation Committee has approved annual physicals for our senior executives, including our NEOs. We believe that executive physicals align with our wellness initiative as well as assist in mitigating risk linked to unplanned succession events. Executive physicals are intended to identify any health risks and medical conditions as early as possible in an effort to achieve more effective treatment and outcomes.

Severance Benefits.  Navient has adopted an executive severance plan and a change in control severance plan, which are described in greater detail under the heading “Arrangements with Named Executive Officers” below. We generally utilize plans (as opposed to individual agreements) to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. In addition, this approach is more transparent, both internally and externally, which eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis and assures each of the executives that his or her severance benefits are comparable to those of other executives with similar levels of responsibility and tenure.

Our NEOs are eligible for severance payments in the event of an involuntary termination of employment without “cause.” In addition, they are eligible for “double trigger” severance payments in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of Navient. Our NEOs are entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration, only when equity awards are not honored, assumed, or replaced by a successor employer of Navient. Such equity acceleration not only provides NEOs with the benefit of these outstanding awards, but it may also allow them to exercise the awards and possibly participate in the change in control transaction for the consideration received.

Changes to Our Executive Compensation Program for 2016

Given the continuing evolution of our business, and our focus on strategic growth, the Compensation Committee made changes to our executive compensation program for 2016 to ensure that Navient remains an industry leader while continuing to grow. The resulting refinements to our executive compensation program for 2016 are structured to drive strategic growth, increase net cash

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flows, and maximize shareholder return. While the Committee made no changes to the 2016 base compensation of any NEO, it made changes to other components of our executive compensation program, as described below.

Annual Incentive Program.  The Committee continued its focus on “Core Earnings” per share as a key financial metric in the annual Management Incentive Plan (“MIP”). In addition to carrying over two financial metrics from the 2015 MIP—fee income and gross defaults—the Committee introduced a new metric in 2016 for debt financing proceeds in line with the Company’s 2016 operating plan. Finally, to further stress the importance of strategic growth, the Committee set specific revenue goals for those businesses the Company has targeted for growth.

Long-term Incentives.  The Committee approved newly-designed PSUs for each of our NEOs in 2016. In order to align with the Company’s objectives in 2016 and beyond for growth, cash-flow, and debt repayment, these PSUs are designed to vest in large part based on the Company’s aggregate cash flows from student loans (net of secured borrowings) realized for the fiscal years 2016, 2017 and 2018. Future vesting also is based on the cumulative revenue from growth businesses over the same three-year period, as well as the successful completion of strategic business objectives that are aligned with the Company’s long-term business plan and were approved by the Committee.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs

Share Ownership Guidelines. Navient has adopted share ownership guidelines applicable to its senior executives, including our NEOs. These ownership guidelines, which are expected to be achieved over a five-year period, are as follows:

•	Chief Executive Officer — Lesser of 1 million shares or $5 million in value

•	Executive Vice President — Lesser of 200,000 shares or $1 million in value

•	Senior Vice President — Lesser of 70,000 shares or $350,000 in value

The guidelines encourage continued ownership of a significant amount of Navient’s common stock acquired through equity awards and help align the interests of our senior executives with the interests of our shareholders. A senior executive must hold Navient common stock acquired through equity grants until the applicable thresholds are met, and a senior executive will not be eligible to receive equity grants if he or she sells this stock (whether before or after such guidelines are met), if such sale would result in a decrease below the thresholds established by the guidelines.

The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; vested performance stock and performance stock units; restricted stock and RSUs that vest solely upon the passage of time, on an after-tax basis, and vested stock options, to the extent that they are “in-the-money on an after-tax basis.”

All of Navient’s NEOs are in compliance with the share ownership guidelines as of the date of this proxy statement either through their stock ownership levels or due to the five-year initial period not being finished.

Hedging/Pledging Prohibition.  Navient policy prohibits directors and senior management from engaging in hedging, pledging and certain other transactions involving Navient common stock. See “Director Compensation” above for additional details.

Policy on Rule 10b5-1 Trading Plans.  The Company has a policy governing the use by directors and executive officers of pre-established trading plans for sales of our Common Stock. See “Director Compensation” above for additional details.

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Clawback. Awards made to senior officers, including our NEOs, under the Navient Corporation 2014 Omnibus Incentive Plan are subject to clawback in the event of a material misstatement of Navient’s financial results and other qualifying events.

Navient Compensation Committee Process for Approving Long-term Awards.  The Compensation Committee approves long-term awards on an annual basis at a regularly scheduled committee meeting. The Committee has delegated authority to a sub-committee consisting of the Compensation Committee Chair and the CEO (the “Sub-Committee”) to approve long-term awards for new employees and promotions below the executive officer level. These awards generally are effective on the day on which the Sub-Committee approves the awards. The Compensation Committee approves any awards to newly-hired or promoted executive officers. The grant date for these awards generally is the applicable meeting date of the Committee at which the awards are approved. Under the terms of the Navient Corporation 2014 Omnibus Incentive Plan, stock options are required to be priced at the closing market price of Navient’s common stock on the NASDAQ on the date of grant.

Tax Deductibility of Compensation Over $1 Million.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) can potentially disallow a federal income tax deduction for compensation over $1 million paid to the chief executive officer and the three other highest paid NEOs (excluding the chief financial officer) who were serving as of the last day of Navient’s fiscal year (“covered employees”). One exception to Section 162(m)’s disallowance of a U.S. federal income tax deduction for compensation over $1 million applies to “performance-based compensation” paid pursuant to shareholder-approved plans. Although much of the compensation opportunity in our executive compensation program is performance-based and generally deductible for U.S. federal income tax purposes, the Compensation Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.

With regard to our 2015 annual incentive program—known as the Management Incentive Plan (“MIP”)—special rules apply for executives subject to Section 162(m). The Committee established a separate performance target applicable only to these executives. This “162(m) performance target” for 2015 required that the Company achieve 50% of its core net income target for the year (i.e., $420 million). If this target is achieved, each executive subject to Section 162(m) becomes eligible to receive an incentive payment based on the maximum applicable award (i.e., 172.5%). However, the Committee retained “negative discretion” to reduce the executive’s incentive payment using the same criteria established for all other MIP participants who are not subject to Section 162(m). This approach allows the MIP to operate in the same manner for all participants, regardless of whether they are subject to Section 162(m).

The Committee also established a separate 162(m) performance target for PSUs granted in connection with our 2015 long-term incentive program. This 162(m) performance target requires that the Company achieve 50% of its Cumulative Core Net Income target for the three-year performance period (i.e., $1.275 billion). If this target is achieved, each executive subject to Section 162(m) becomes eligible for the maximum level of vesting available (i.e., 156%). However, the Committee retained “negative discretion” to reduce the level of vesting using the same criteria established for all other PSU recipients who are not subject to Section 162(m).

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Summary Compensation Table

The table below summarizes compensation paid, awarded to or earned by each of our named executive officers (“NEOs”) for the fiscal years ended December 31, 2015, December 31, 2014, and December 31, 2013.

NAME AND PRINCIPAL POSITION(1)	YEAR(2)	SALARY ($)	BONUS(3) ($)	STOCK AWARDS(4) ($)	OPTION AWARDS(4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5) ($)	CHANGE iN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS (6) ($)	ALL OTHER COMPENSATION(7) ($)	TOTAL ($)
Jack Remondi	2015	1,000,000	-	2,449,978	1,050,000	735,000	-	39,930	5,274,908
President and Chief	2014	1,000,000	200,000	3,141,077	1,174,311	807,750	-	290,586	6,613,724
Executive Officer	2013	906,922	-	2,834,069	843,445	646,950	-	231,390	5,462,776
Somsak Chivavibul	2015	378,846	-	629,993	269,998	242,820		33,077	1,554,734
EVP and	2014	330,769	60,000	782,691	253,821	282,712	-	79,720	1,789,713
Chief Financial Officer	2013	299,999	-	368,679	133,317	238,000	-	54,234	1,094,229
John Kane	2015	448,076	-	822,483	352,499	330,750		38,249	1,992,057
Group President,	2014	382,692	70,000	989,762	334,606	323,100	-	82,105	2,182,265
Asset Recovery and Business Services	2013	325,000	24,675	497,340	166,647	221,325	-	63,229	1,298,216
Tim Hynes	2015	368,269	-	507,476	217,499	271,950		13,249	1,378,443
EVP,	2014	316,346	30,000	618,750	203,821	218,765	-	58,315	1,445,997
Chief Risk & Compliance Officer	2013	299,999	20,700	409,999	129,986	204,300	-	46,633	1,111,617
Mark Heleen	2015	369,357	-	384,980	164,998	271,950	-	19,220	1,210,505
EVP,
Chief Legal Officer and Secretary

1)

Reflects the position held by each NEO as of December 31, 2015. Mr. Remondi served as President and Chief Operating Officer of the company previously known as SLM Corporation (“Former SLM”) until May 2013, when he became the President and Chief Executive Officer of Former SLM. He became President and Chief Executive Officer of Navient in connection with the Spin-Off. Mr. Chivavibul served as Senior Vice President, Financial Planning & Analysis of Former SLM during 2013 and 2014 until the Spin-Off, when he became Chief Financial Officer of Navient. Mr. Kane served as Senior Vice President, Credit of Former SLM in early 2013; he became Senior Vice President, Enterprise Project Management of Former SLM in March 2013. Mr. Kane became Chief Operating Officer of Navient in connection with Spin-Off, and he assumed his current role as Group President in June 2015. Mr. Hynes served as Senior Vice President, Credit of Former SLM during 2013 and until the Spin-Off, when he became Chief Risk & Compliance Officer of Navient. Messrs. Chivavibul, Kane, and Hynes each were promoted to the position of Executive Vice President effective January 26, 2015. Mr. Heleen joined Navient as Senior Vice President and Senior Deputy General Counsel in June 2014. He was appointed to his current position effective February 6, 2015.

2)

Navient was spun-off from the company now known as SLM Corporation (“SLM”) and became an independent public company effective April 30, 2014. Prior to the Spin-Off, each of our NEOs (other than Mr. Heleen) was employed by Former SLM; therefore, the information provided for 2013 and the portion of 2014 preceding the Spin-Off reflects compensation earned at Former SLM and Former SLM’s executive compensation programs, as well as the position each NEO held during that period. Accordingly, compensation decisions regarding our NEOs during that period were made by the Former SLM Compensation and Personnel Committee or its delegates. For a discussion of how compensation decisions were made for 2015, please see the Compensation Discussion and Analysis.

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3)

The Former SLM Compensation and Personnel Committee approved a one-time cash bonus payment in 2014 for Mr. Remondi in recognition of his significant contributions toward the successful completion of the Spin-Off. Other senior executives of Former SLM, including Messrs. Chivavibul, Kane and Hynes, received similar one-time cash bonus payments.

4)

Amounts shown are the grant date fair values of the various awards granted during 2013, 2014 and 2015 computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 11—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K. The “Stock Awards” column also includes the value of annual incentive awards delivered in the form of fully-vested stock or fully-vested restricted stock units (“RSUs”), as described in Note 5 of this Summary Compensation Table. Performance stock units (“PSUs”) granted in 2013 and 2015 are shown at their grant date fair values for each of these years. As described in Note 3 of the “Outstanding Equity Awards at Fiscal Year End” table below, Former SLM settled the outstanding 2013 PSUs before the Spin-Off.

Equity awards granted after the April 30, 2014 effective date of the Spin-Off were delivered in shares or units of Navient common stock. Equity awards granted prior to April 30, 2014 were delivered in shares or units of Former SLM common stock. These awards were adjusted and converted into Navient and/or SLM equity awards in connection with the Spin-Off, which is described in greater detail in the table of “Outstanding Equity Awards at Fiscal Year-End” below, as well as in our Registration Statement filed on Form 10 with the SEC on April 10, 2014. Amounts shown for 2013 and 2014 include the incremental fair value of these adjusted and converted awards, computed as of the adjustment/conversion date in accordance with FASB ASC Topic 718, for each of our NEOs ($7,645 for Mr. Remondi; $3,823 for Mr. Chivavibul; $1,274 for Mr. Kane; and $3,823 for Mr. Hynes).

5)

Annual incentive awards for 2015 were paid to NEOs under the Navient 2015 Management Incentive Plan in cash. Annual incentive awards for 2014 were paid to Messrs. Remondi, Chivavibul, Kane and Hynes under the Navient 2014 Management Incentive Plan, with 50 percent of each award delivered in cash and 50 percent delivered in fully-vested RSUs with transfer restrictions that lapse in one-third increments on each of the first, second and third anniversaries of the grant date. Annual incentive awards paid by Former SLM to Mr. Remondi for 2013 were delivered in the same proportion of cash-to-RSUs. Annual incentive awards paid by Former SLM to Mr. Chivavibul for 2013 were delivered 70 percent in cash and 30 percent in fully-vested RSUs with transfer restrictions that lapse in one-half increments on each of the first and second anniversaries of the grant date. Annual incentive awards paid by Former SLM to Messrs. Kane and Hynes for 2013 were delivered 60 percent in cash and 40 percent in fully-vested RSUs with transfer restrictions that lapse in one-third increments on each of the first, second and third anniversaries of the grant date. Only the cash portion of each annual incentive award is shown in this column; the portion of each annual incentive award delivered in common stock or RSUs is shown in the “Stock Awards” column.

6)	Navient’s non-qualified deferred compensation plan does not provide for above-market or preferential earnings on compensation deferred under the plan.

7)	For 2015, the components of “All Other Compensation” were as follows:

Name	Employer Contributions To Defined Contribution Plans (A) ($)	Transportation Allowance (B) ($)	Annual Physical Examination (C) ($)	Total ($)
Remondi	38,250	1,680	-	39,930
Chivavibul	33,077	-	-	33,077
Kane	38,249	-	-	38,249
Hynes	13,249	-	-	13,249
Heleen	13,249	-	5,971	19,220

A)	Amounts credited to Navient’s tax-qualified defined contribution plan and non-qualified deferred compensation plan.

B)	Automobile allowance benefit calculated based on the annual lease method.

C)	Senior executives, including our NEOs, are eligible to receive an annual executive physical examination. Messrs. Remondi, Chivavibul, Kane, and Hynes did not utilize this allowance in 2015.

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For 2014, “All Other Compensation” includes the value of unvested dividend equivalent units (“DEUs”) accrued on units of unvested RSUs during 2014 for the following executives: Messrs. Remondi ($243,570), Chivavibul ($31,849), Kane ($45,111), and Hynes ($29,748). For 2013, “All Other Compensation” includes the value of unvested DEUs accrued on units of unvested RSUs during 2013 for the following executives: Messrs. Remondi ($185,948), Chivavibul ($27,510), Kane ($34,979), and Hynes ($21,614). DEUs vest based on the vesting terms of the underlying award on which they were issued.

Grants of Plan-Based Awards

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(4) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Remondi	Management Incentive Plan	-	1,500,000	2,587,500
	2/18/2015				40,415	80,831	126,096				1,749,991
	2/18/2015							32,332			699,987
	2/18/2015								468,750	21.65	1,050,000
Chivavibul	Management Incentive Plan	-	570,000	983,250
	2/18/2015				10,392	20,785	32,424				449,995
	2/18/2015							8,314			179,998
	2/18/2015								120,535	21.65	269,998
Kane	Management Incentive Plan	-	675,000	1,164,375
	2/18/2015				13,568	27,136	42,332				587,494
	2/18/2015							10,854			234,989
	2/18/2015								157,366	21.65	352,499
Hynes	Management Incentive Plan	-	550,000	948,750
	2/18/2015				8,371	16,743	26,119				362,485
	2/18/2015							6,697			144,990
	2/18/2015								97,098	21.65	217,499
Heleen	Management Incentive Plan	-	550,000	948,750
	2/18/2015				6,351	12,702	19,815				274,998
	2/18/2015							5,080			109,982
	2/18/2015								73,660	21.65	164,998

1)

Represents the possible total payouts for each Navient Named Executive Officer (“NEO”) under the Navient 2015 Management Incentive Plan (“MIP”). The actual amounts earned under the 2015 MIP were significantly below target, as set forth below. Payouts were made in February 2016.

	Target 2015 MIP Payout ($)	Actual 2015 MIP Payout ($)
Mr. Remondi	1,500,000	735,000
Mr. Chivavibul	570,000	242,820
Mr. Kane	675,000	330,750
Mr. Hynes	555,000	271,950
Mr. Heleen	555,000	271,950

2)

Represents the range of performance stock units (“PSUs”), granted on February 18, 2015, that may vest based on Navient’s cumulative “Core Earnings” net income for the three-year performance period from January 1, 2015, through December 31, 2017. Due to the impact of 2015 performance on these PSUs, it is uncertain to what extent they will vest, if at all. See “Long-term Incentive Program” in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.

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3)

Stock awards granted on February 18, 2015 represent restricted stock units (“RSUs”) that have vested or will vest and convert into shares of common stock in one-third increments on February 18, 2016, February 18, 2017 and February 18, 2018.

4)	Navient stock options granted in 2015 to NEOs have vested or will vest in one-third increments on February 18, 2016, February 18, 2017 and February 18, 2018.

5)

Amounts disclosed for awards granted in 2015 represent the grant date fair value computed in accordance with FASB ASC Topic 718. Additional details on accounting for stock-based compensation can found in “Note 2—Significant Accounting Policies” and “Note 11—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year End

The table below sets forth information regarding Navient equity awards that were outstanding as of December 31, 2015.

		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(2) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (3) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (4) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED(4),(5) ($)
Remondi	1/8/2008	2,000,000	0	11.0960	1/8/2018	-	-	-	-
	1/8/2009	1,000,000	0	6.5230	1/8/2019	-	-	-	-
	1/27/2011	80,000	0	9.3771	1/27/2021	-	-	-	-
	2/3/2012	173,210	0	10.2558	2/3/2017	-	-	-	-
	2/7/2013	170,738	85,369	11.4873	2/7/2018	-	-	-	-
	5/1/2014	169,820	339,641	17.0000	5/1/2019	-	-	-	-
	2/18/2015	0	468,750	21.6500	2/18/2020	-	-	-	-
	8/8/2013	-	-	-	-	7,291	83,481	-	-
	2/4/2014	-	-	-	-	118,901	1,361,416	-	-
	4/21/2014	-	-	-	-	96,167	1,101,112	-	-
	2/18/2015	-	-	-	-	33,719	386,082	-	-
	2/18/2015	-	-	-	-	-	-	42,149	482,606
Chivavibul	1/27/2011	40,000	-	9.3771	1/27/2021	-	-	-	-
	2/3/2012	37,636	-	10.2558	2/3/2017	-	-	-	-
	2/7/2013	29,109	14,554	11.4873	2/7/2018	-	-	-	-
	5/1/2014	36,390	72,780	17.0000	5/1/2019	-	-	-	-
	2/18/2015	-	120,535	21.6500	2/18/2020	-	-	-	-
	2/7/2013	-	-	-	-	5,471	62,642	-	-
	2/4/2014	-	-	-	-	15,287	175,036	-	-
	5/1/2014	-	-	-	-	8,375	95,893	-	-
	2/18/2015	-	-	-	-	8,670	99,271	-	-
	2/18/2015	-	-	-	-	-	-	10,838	124,095

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		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(2) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (3) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (4) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED(4),(5) ($)
Kane	1/27/2011	13,333	-	9.3771	1/27/2021	-	-	-	-
	2/3/2012	13,636	-	10.2558	2/3/2017	-	-	-	-
	2/7/2013	36,386	18,193	11.4873	2/7/2018	-	-	-	-
	5/1/2014	48,520	97,040	17.0000	5/1/2019	-	-	-	-
	2/18/2015	-	157,366	21.6500	2/18/2020	-	-	-	-
	2/7/2013	-	-	-	-	6,839	78,306	-	-
	2/4/2014	-	-	-	-	18,685	213,943	-	-
	5/1/2014	-	-	-	-	12,564	143,857	-	-
	2/18/2015	-	-	-	-	11,319	129,602	-	-
	2/18/2015	-	-	-	-	-	-	14,150	162,017
Hynes	5/13/2008	100,000	-	13.9310	5/13/2018	-	-	-	-
	1/28/2010	50,000	-	6.6127	1/28/2020	-	-	-	-
	1/27/2011	40,000	-	9.3771	1/27/2021	-	-	-	-
	2/7/2013	28,381	14,191	11.4873	2/7/2018	-	-	-	-
	5/1/2014	29,112	58,224	17.0000	5/1/2019	-	-	-	-
	2/18/2015	-	97,098	21.6500	2/18/2020	-	-	-	-
	2/7/2013	-	-	-	-	5,335	61,085	-	-
	2/4/2014	-	-	-	-	15,287	175,036	-	-
	5/1/2014	-	-	-	-	4,188	47,952	-	-
	2/18/2015	-	-	-	-	6,984	79,966	-	-
	2/18/2015	-	-	-	-	-	-	8,730	99,958
Heleen	6/10/2014	12,293	24,586	16.8000	6/10/2019	-	-	-	-
	2/18/2015	-	73,660	21.6500	2/18/2020	-	-	-	-
	6/10/2014	-	-	-	-	7,032	80,516	-	-
	2/18/2015	-	-	-	-	5,297	60,650	-	-
	2/18/2015	-	-	-	-	-	-	6,623	75,833

1)

Navient was spun-off from the company now known as SLM Corporation (“SLM”) and became an independent public company effective April 30, 2014. Prior to the Spin-Off, each of our NEOs was employed by the company previously known as SLM Corporation (“Former SLM”). Former SLM equity awards outstanding on April 30, 2014, were adjusted and converted into Navient awards and SLM awards. In general, the adjusted and converted equity awards are subject to substantially the same terms and conditions as the original Former SLM equity awards, including the original vesting schedule. The continuous service of each NEO with Former SLM (pre-Spin-Off) and Navient (post-Spin-Off) will be taken into account for vesting purposes. Additional details regarding the adjustment and conversion of Former SLM equity awards can be found in Navient’s Registration Statement filed on Form 10 with the SEC on April 10, 2014. This table reflects only Navient equity awards that were outstanding as of December 31, 2015.

2)

Stock options granted in 2013 vested in one-third increments on each of February 7, 2014, February 7, 2015, and February 7, 2016. Certain vesting price targets associated with stock options granted in 2013 were met prior to the April 30,

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2014 effective date of the Spin-Off, and are no longer applicable. Stock options granted in 2014 to Messrs. Remondi, Chivavibul, Kane and Hynes have vested or will vest in one-third increments on each of May 1, 2015, May 1, 2016, and May 1, 2017. Stock options granted in 2014 to Mr. Heleen have vested or will vest in one-third increments on each of June 10, 2015, June 10, 2016, and June 10, 2017. Stock options granted in 2015 have vested or will vest in one-third increments on each of February 18, 2016, February 18, 2017, and February 18, 2018.

3)

Restricted stock units (“RSUs”) granted in 2013 to Messrs. Chivavibul, Kane and Hynes vested and were converted into shares of common stock in one-third increments on each of February 7, 2014, February 7, 2015 and February 7, 2016. RSUs granted in August 2014 to Mr. Remondi have vested or will vest and be converted into shares of common stock in one-third increments on each of August 8, 2014, August 8, 2015, and August 8, 2016. RSUs granted in 2014 to Messrs. Remondi, Chivavibul, Kane and Hynes have vested or will vest and be converted into shares of common stock in one-third increments on each of February 4, 2015, February 4, 2016 and February 4, 2017. RSUs granted in 2014 to Mr. Heleen have vested or will vest and be converted into shares of common stock in one-third increments on each of June 10, 2015, June 10, 2016 and June 10, 2017. RSUs granted in 2015 have vested or will vest and be converted into shares of common stock in one-third increments on each of February 18, 2016, February 18, 2017, and February 18, 2018.

RSUs granted to Mr. Remondi on April 21, 2014 relate to performance stock units granted by Former SLM in 2013. Each PSU was subject to performance-based vesting over a three-year performance period that spanned the Spin-Off effective date. In anticipation of the Spin-Off, Former SLM settled each of these outstanding PSUs before the end of the applicable three-year performance period. These settlement RSUs were granted on April 21, 2014, and subsequently were converted into a “basket” of adjusted SLM and new Navient equity awards. The RSUs associated with the 2013 PSUs vested and were converted into shares of common stock on the second business day after Navient filed its Annual Report on Form 10-K for the fiscal year 2015.

Amounts include all accrued and unvested whole share dividend equivalent units (“DEUs”) that vest only to the extent and at the same time that the underlying award on which they are issued vest.

4)	Market value of shares or units is calculated based on the closing market price of $11.45 for Navient common stock on December 31, 2015.

5)

Performance stock units (“PSUs”) granted in 2015 will vest after a three-year performance period (2015-2017), with the potential payout ranging from 0% to 130% of the target award based on the Company’s “cumulative core net income” for such performance period combined with an additional vesting modifier based on “strategic growth cumulative core net income” that can increase or decrease the payout by an additional 20%. Overall payout as a percentage of target cannot exceed 156% of the target award. Assuming the Company meets or exceeds these performance levels, the PSUs will vest on the second business day after the Company files its annual report on Form 10-K for the fiscal year 2017 with the SEC, and in no event later than March 15, 2018. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time that the underlying award on which they are issued vest. The number of units and payout value reported is based on achieving threshold performance goals. Due to the impact of 2015 performance on these PSUs, it is uncertain to what extent they will vest, if at all. See “Long-term Incentive Program” in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.

Option Exercises and Stock Vested

	Option Awards (1)		Stock Awards (1)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (2) (#)	VALUE REALIZED ON VESTING (3) ($)
Remondi	0	0	166,124	3,353,399
Chivavibul	0	0	23,624	493,402
Kane	0	0	29,193	608,310
Hynes	0	0	14,465	303,007
Heleen	0	0	3,382	65,610

1)

Navient was spun-off from the company now known as SLM Corporation (“SLM”) and became an independent public company effective April 30, 2014. Prior to the Spin-Off, each of our NEOs was employed by the company previously known as SLM Corporation (“Former SLM”), and each NEO held equity awards granted by that company on the effective date of

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the Spin-Off. Former SLM equity awards outstanding on April 30, 2014 were adjusted and converted into SLM and/or Navient stock awards in connection with the Spin-Off, which is described in greater detail in the table of “Outstanding Equity Awards at Fiscal Year-End” above, as well as in Navient’s Registration Statement on Form 10 filed with the SEC on April 10, 2014. This table reflects only Navient stock options and stock awards.

2)	Represents shares acquired upon the vesting of restricted stock units (“RSUs”), the associated dividend equivalent units (“DEUs”) and any fractional share settlement.

3)	The value realized on vesting is the number of shares vested multiplied by the closing market price of Navient common stock on the vesting date.

Pension Benefits

The Company has no tax-qualified pension plans and no non-qualified supplemental pension plans.

Non-Qualified Deferred Compensation

Under the Navient Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), eligible employees, including our NEOs, may elect to defer up to 80 percent of their annual cash-based compensation. Each year, an employee who has completed one year of service generally is eligible to receive a Company contribution in an amount equal to the greater of: (i) five percent (5%) of the participant’s annual “eligible compensation,” or (ii) five percent (5%) of the participant’s annual deferral amount; provided, however, that the Company contribution for a given year will not exceed the participant’s annual deferral amount. For this purpose, “eligible compensation” is the employee’s annual cash-based compensation in excess of the annual compensation limit applicable to tax-qualified retirement plans, up to a maximum of $500,000.

All participant deferrals and Company contributions are credited to bookkeeping accounts. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by the participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings. Participants elect the time and form of payment of their accounts. Accounts generally are paid no sooner than the first day of the seventh month following the participant’s termination of employment, although certain in-service distributions are permitted. Immediate distributions upon the death or disability of the participant also are permitted. Accounts generally may be distributed either in a single lump sum or in up to ten (10) annual installments.

The following table provides information regarding contributions and earnings under the Deferred Compensation Plan in 2015, as well as year-end account balances, for each of our NEOs.

Name	Executive Contributions in 2015 ($)	Registrant Contributions in 2015(1) ($)	Aggregate Earnings in 2015 ($)	Aggregate Withdrawals/Distributions in 2015 ($)	Aggregate Balance at 12/31/15 ($)
Remondi	25,000	25,000	36,993	0	688,472
Chivavibul	18,355	19,827	0	0	222,571
Kane	22,802	25,000	0	0	171,262
Hynes	0	0	0	0	189,889
Heleen	0	0	0	0	0

1)	Registrant Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 7 to the Summary Compensation Table.

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Arrangements with Named Executive Officers

Navient has not entered into an employment agreement with any of its NEOs. However, our NEOs participate in the company’s severance plans for senior officers, and each of our NEOs is entitled to certain severance payments pursuant to the terms and conditions of those plans, which are described below.

Executive Severance Plan

Under Navient’s Executive Severance Plan for Senior Officers, eligible officers will receive a lump sum cash payment equal to (i) a multiple of base salary and an average annual incentive award (determined over the last 24 months), plus (ii) pro-rated target annual incentive award for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) the Company’s decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan), death or disability; or (c) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: CEO-2; Executive Vice President-1. Under the plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and annual incentive award.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of outstanding equity awards upon severance is governed by the terms of the applicable equity award agreement and not the severance plan.

Change in Control Severance Plan

Under Navient’s Change in Control Severance Plan for Senior Officers, if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual incentive award (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual incentive award for the year in which the termination occurs, as well as continuation of medical benefits for a two-year period. Under the plan, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. The plan does not allow for tax gross-ups.

Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation that would have been payable to each of our NEOs who were employed as executive officers of Navient on December 31, 2015, under various scenarios including if such individual’s employment had terminated and/or a change in control had occurred on December 31, 2015, given the individual’s compensation and service levels as of December 31, 2015, and based on Navient’s closing stock price on that date of $11.45 per share. The amounts disclosed in the tables below are in addition to: (i) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options, and (ii) compensation and benefits available generally to all employees, such as distributions under Navient’s defined contribution retirement program, disability plans and accrued vacation pay.

The following severance arrangements were effective for our NEOs who were employed as executive officers of Navient on December 31, 2015: (i) the Navient Corporation Executive Severance Plan for Senior Officers, (ii) the Navient Corporation Change in Control Severance Plan for Senior Officers, and (iii) the Navient Corporation 2014 Omnibus Incentive Plan.

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Change in Control Without Termination

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Hynes	-	-	-	-
Heleen	-	-	-	-

1)

Under the Change in Control Severance Plan for Senior Officers, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. For purposes of this table, we have assumed that neither of these conditions is satisfied.

Change in Control and (i) Termination without Cause, or (ii) Termination for Good Reason

Name	Equity Vesting(2) ($)	Cash Severance ($)	Medical Insurance / Outplacement(3) ($)	Total ($)
Remondi	3,897,305	5,850,500	21,749	9,769,554
Chivavibul	681,034	2,138,245	19,409	2,838,688
Kane	889,745	2,551,950	24,609	3,466,304
Hynes	563,969	2,004,481	24,609	2,593,059
Heleen	292,833	1,997,750	21,415	2,311,998

2)

For stock and stock unit awards, the amounts shown reflect the closing market price of Navient common stock on December 31, 2015 ($11.45). For stock options where the December 31, 2015 closing market price of Navient common stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2015.

3)	Includes Navient’s estimated portion of the cost of health care benefits for 24 months.

Termination without Cause or Termination for Good Reason

Name	Equity Vesting(4) ($)	Cash Severance ($)	Medical Insurance / Outplacement(5) ($)	Total ($)
Remondi	-	5,850,500	36,749	5,887,249
Chivavibul	-	1,354,122	29,557	1,383,679
Kane	-	1,613,475	33,457	1,646,932
Hynes	-	1,279,740	33,457	1,313,197
Heleen	-	1,276,375	31,061	1,307,436

4)

By their terms, outstanding Navient equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date.

5)

As President and Chief Executive Officer of Navient, Mr. Remondi is entitled to Navient’s estimated portion of the cost of health care benefits for a period of 24 months plus $15,000 of outplacement services. Amounts for Messrs. Chivavibul, Kane, Hynes, and Heleen include Navient’s estimated portion of the cost of health care benefits for 18 months, plus $15,000 of outplacement services.

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Termination for Cause

Name	Equity Vesting(6) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Hynes	-	-	-	-
Heleen	-	-	-	-

6)	Vested and unvested equity awards are forfeited upon Termination for Cause (as defined in the Navient Corporation 2014 Omnibus Incentive Plan).

Termination upon Retirement

Name	Equity Vesting(7) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Hynes	-	-	-	-
Heleen	-	-	-	-

7)

As of December 31, 2015, Messrs. Remondi and Chivavibul were eligible for retirement vesting of their outstanding equity awards. Outstanding equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date, provided that the NEO satisfies certain age and/or service conditions set forth in each company’s retirement policy. For equity awards originally granted by Former SLM prior to 2013, the award recipient must be age 60 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 70 years, to be eligible for retirement vesting. For equity awards originally granted by Former SLM in 2013 or 2014, and for all Navient equity awards, the award recipient must be age 65 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 75 years, to be eligible for retirement vesting. Service with both Former SLM and Navient is counted for these purposes.

Termination by Death or Disability

Name	Equity Vesting(8) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	3,897,305	-	-	3,897,305
Chivavibul	681,034	-	-	681,034
Kane	889,745	-	-	889,745
Hynes	563,969	-	-	563,969
Heleen	292,833	-	-	292,833

8)

The vesting of all outstanding equity awards will accelerate upon termination of employment due to death or disability. For stock and stock unit awards, the amounts shown reflect the closing market price of Navient common stock on December 31, 2015 ($11.45). For stock options where the December 31, 2015 closing market price of Navient common stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2015.

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Actual Payments upon Termination

Each of our NEOs remained employed by Navient as an executive officer on December 31, 2015.

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Proposal 4 — Shareholder Proposal: Disclosure of Lobbying Activities and Expenses

The following shareholder proposal has been submitted to the Company for action at the meeting by the AFL-CIO on behalf of the AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, a beneficial owner of 215 shares of the Company’s common stock. The affirmative vote of a majority of the shares voted at the meeting is required for approval of the shareholder proposal. The text of the proposal follows:

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our company’s lobbying is consistent with Navient Corporation’s (“Navient”) expressed goals and in the best interests of shareholders.

Resolved, the shareowners of Navient request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications;

2.	Payments by Navient used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient;

3.	Navient’s membership in and payments to any tax-exempt organization that writes and endorses model legislation;

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Navient is a member. Both “direct and indirect lobbying” and ‘grassroots lobbying communications’ include efforts at the local, state and federal levels. The report shall be presented to the Audit Committee or other relevant oversight committees and posted on the company’s website.

Shareholder Supporting Statement

As shareholders, we encourage transparency and accountability in Navient’s use of corporate funds to influence legislation and regulation. Navient subsidiary Navient Solutions spent $2 million in 2015 and $1.4 million in 2014 on federal lobbying, according to the Center for Responsive Politics website http://www.opensecrets.org/.

These figures do not include lobbying expenditures to influence legislation in states, where disclosure requirements are uneven or absent. Nor does Navient disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Finally, Navient has not disclosed if it has membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council.

Transparent reporting of all lobbying activity will reveal whether company assets are being used for objectives contrary to Navient’s long-term interests. For these reasons, the AFL-CIO urges you to vote FOR this proposal.

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Board’s Statement in Opposition to Shareholder Proposal

As the nation’s largest loan management, servicing and asset recovery company, Navient is committed to supporting the development of sound public policy as it relates to its businesses. That’s why Navient actively engages in the democratic process and plays an important role in forming policy to support the success of our customers, employees and shareholders. We are committed to fulfilling our role as an active corporate citizen with integrity and transparency.

Because Navient participates in a highly-regulated industry, our operations are significantly impacted by the actions of elected officials at the local, state and national levels. The current political climate makes it essential that the Company actively participate in the electoral and legislative processes in order to protect your interests as shareholders. To this end, we regularly share our expertise, express our views and provide public officials with factual briefings to inform their decisions. We monitor legislative activities, analyze trends and advance ideas to benefit our constituencies.

Management discussed increasing the Company’s disclosures with respect to these matters in July of 2015 and again discussed potential revisions to the disclosures with the Nominations and Governance Committee in December 2015. The Board believes that the Company’s current policies, practices and disclosures with regard to political activities and expenditures, together with extensive federal and state reporting requirements, appropriately balance the Company’s interests in political participation with the public interest in disclosure. The Board recognizes the important role it plays in overseeing political activities and expenditures and looks to its Nominations and Governance Committee to provide insight into the Company’s political contribution and lobbying policies, practices, and activities.

The AFL-CIO, on behalf of the AFL-CIO Reserve Fund (“Fund”), a beneficial owner of 215 shares of Navient stock, submitted this proposal in December of 2015. Since that time, Navient has engaged in several discussions with the Fund in an effort to be responsive to the proposal. These discussions, combined with the Company’s ongoing efforts, culminated in the Company’s preparation of its statement on Transparency in Policy Engagement and Political Participation which can be found on the Corporate Governance page of our Investor Relations website at http://www.navient.com/about/investors/corp_governance. Navient is voluntarily providing the statement in addition to its Political Contribution Policy Statement, which can also be found at the same location. The Board believes that these disclosures substantially implement the proposal by providing almost all of the information requested, with the exception of specific payment amounts related to direct and indirect lobbying and as noted below with respect to trade association information. That information is publically available from other sources, including our latest public disclosures under U.S. Senate Lobbying Disclosure Act which are available at http://soprweb.senate.gov/index.cfm?event=selectfields. Information contained or referenced on the foregoing websites is not incorporated by reference into and does not form a part of this proxy statement. Further, references to the URLs for these websites are intended to be inactive textual references only.

The statement on Transparency in Policy Engagement and Political Participation, which we intend to update annually, also includes a list of U.S. trade associations to which Navient paid annual dues of $1,000 or more in 2015. With regard to these memberships, it is important to recognize that trade associations operate on an independent basis, and Navient may not agree with nor is it consulted about the positions taken by those organizations on all issues. The Company joins trade associations and similar organizations to further our business interests, educate our employees and enhance our ability to serve our customers. We believe that there is no way for us to track the extent to which any political expenditures by such organizations might be proportionately attributable to our membership dues, and any effort to do so would require resources that could otherwise be spent on business needs. For these reasons, the amount of dues or membership fees paid to these organizations may misrepresent Navient’s position and advocacy on certain legislative issues.

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In sum, we believe the readily available information about Navient’s public policy advocacy activities provides a level of information and accountability consistent with legal requirements as well as prevailing practices among other leading companies in our industry, and substantially implements the goals of the shareholder proposal. We believe that the additional disclosures requested by the proposal are not necessary and would not be beneficial to our shareholders.

The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder indicates otherwise in the proxy.

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Other Matters

Certain Relationships and Transactions

Navient has a written policy regarding review and approval of related persons transactions. Transactions covered by the policy include any transaction involving Navient and an amount in excess of $120,000 in any year in which any director, nominee, executive officer, greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (a “Related Persons Transaction”). Certain loans made in the ordinary course of Navient’s business to executive officers, directors and their family members are considered Related Persons Transactions and may be required to be disclosed in the proxy statement, but are pre-approved under the policy if they meet specified requirements. As of the date of this proxy statement, no such loans are outstanding.

Under the policy, the Corporate Secretary will notify the Chair of the Audit Committee of any proposed Related Persons Transaction, and the Chair of the Audit Committee will determine if approval under the policy is required. If such approval is required, the Audit Committee will then review the proposed Related Persons Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the Audit Committee takes into account whether a transaction would be on terms no less favorable to an unaffiliated third party under the same or similar circumstances.

On April 30, 2014 (the “Distribution Date”), the separation of Navient from SLM Corporation (the “Spin-Off”) was completed. The separation was effected through the distribution by then SLM Corporation (“SLM”), on a one-to-one basis, of all of the shares of common stock of Navient (the “Distribution”) to the holders of shares of SLM common stock as of the close of business on April 22, 2014, the record date for the Distribution. As a result of the Distribution, Navient became an independent, publicly-traded company.

To implement the separation and distribution of Navient, an internal corporate reorganization of SLM was effected, pursuant to which, on April 29, 2014, New BLC Corporation (“SLM BankCo”) replaced SLM (“Existing SLM”) as the parent holding company pursuant to a holding company merger (the “Merger”). Immediately following the effective time of the Merger, SLM BankCo changed its name to “SLM Corporation.” The resulting new SLM Corporation is referred to in this proxy statement as “SLM.”

In connection with the Spin-Off, SLM acquired all of the issued and outstanding shares of a new class of preferred stock (the “Special Preferred”) issued by Navient Solutions, Inc. (“NSI”). NSI is the principal operating subsidiary of Navient that provides servicing and collections activities using servicing platforms and customer data repositories that are accessible by SLM for an up to 24-month transition period pursuant to a transition services agreement discussed below. This 24-month transition period is set to expire in 2016. The Special Preferred represent 20 percent of the total voting power of all of the issued and outstanding shares of capital stock of NSI, and entitles SLM to nominate and elect one of the five directors to the NSI Board, who is the Chairman of the Board of NSI. To ensure a timely separation and migration of the customer data and information technology functions between NSI and SLM during the 24-month transition period, the Special Preferred includes certain approval rights in favor of SLM. Additional information regarding the Special Preferred can be found in Navient’s Registration Statement filed on Form 10 with the SEC on April 10, 2014.

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The relationships and transactions between Navient and SLM described below are reportable because of the Special Preferred rights described above. None of our directors or executive officers has any reportable interest in such relationships and transactions.

Separation and Distribution Agreement

On April 28, 2014, Navient entered into a Separation and Distribution Agreement with Existing SLM and SLM. The following description of the Separation and Distribution Agreement is qualified in its entirety by reference to the full text of that Agreement, which is attached as Exhibit 2.2 to Navient’s Current Report on Form 8-K filed on May 2, 2014 and incorporated by reference herein.

The Separation and Distribution Agreement provides for the internal corporate reorganization by which the assets and liabilities related to (i) the consumer banking business, including Sallie Mae Bank, the student education loans it then held, a then-new private education loan servicing company and the Upromise Rewards business, were distributed to and retained by SLM and (ii) the loan management, servicing and asset recovery businesses now operated by Navient were contributed to Navient. Following the internal corporate reorganization, and pursuant to the Separation and Distribution Agreement, SLM effected the Distribution, pursuant to which all of the issued and outstanding shares of common stock of Navient were distributed as of 4:00 p.m., Eastern Time, on the Distribution Date, on a one-to-one basis, to the holders of shares of SLM’s common stock as of the close of business on April 22, 2014, the record date for the Distribution. The Separation and Distribution Agreement also provides for, among other things:

•	the settlement of accounts between Navient and SLM;

•

the obligation of each party to indemnify the other against liabilities retained or assumed by that party pursuant to the Separation and the Distribution Agreement and in connection with claims of third parties;

•	the allocation among the parties of rights and obligations under insurance policies;

•

the agreement of Navient and SLM (i) not to engage in certain competitive business activities for a period of five years, (ii) as to the effect of the non-competition provisions on post-Distribution mergers and acquisition activities of the parties and (iii) regarding “first look” opportunities;

•

the creation of a governance structure, including a separation oversight committee, by which matters related to the separation and other transactions contemplated by the Separation and Distribution Agreement will be monitored and managed; and

•	the confidentiality obligations of the parties.

Ancillary Agreements

Navient and SLM entered into several agreements ancillary to the Separation and Distribution Agreement, including the following agreements:

•	Transition Services Agreement, dated April 28, 2014, between Navient and SLM; and

•	Tax Sharing Agreement, dated April 28, 2014, between Navient and SLM.

Set forth below is a summary of each of these agreements. Each summary is qualified in its entirety by reference to the full text of the agreement being summarized, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to Navient’s Current Report on Form 8-K filed on May 2, 2014 and incorporated by reference herein.

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Transition Services Agreement.  The Transition Services Agreement provides for the provision of various services, on an interim transitional basis, by Navient and SLM and to each other. The transitional services include access to certain information technology development, hosting and related support services, provision of certain short-term loan servicing functions, customer communications services, access to shared facilities, support services related to third-party transition service obligations and certain student loan trust and other administrative support services. In general, the agreed-upon charges for such services are generally intended to allow the servicing party to recover all out-of-pocket costs and a predetermined profit based on a mark-up of such costs. Under the agreement, the separation oversight committee will be responsible for monitoring and managing all matters related to the transition and the provision of services by either party to the other. The Transition Services Agreement will terminate on the expiration of the term of the last service provided under it, and in any event by no later than 24 months after the Distribution Date. The total amount paid by Navient to SLM pursuant to the Transition Services Agreement during 2015 was $652,471, and the total amount paid by SLM to Navient pursuant thereto during 2015 was $4,585,045, resulting in a net payment to Navient of $3,932,574.

Tax Sharing Agreement.  The Tax Sharing Agreement governs the respective rights, responsibilities and obligations of Navient and SLM after the Distribution relating to taxes, including with respect to the payment of taxes, the preparation and filing of tax returns and the conduct of tax contests. Under the Tax Sharing Agreement, each party is generally liable for taxes attributable to its business. The Tax Sharing Agreement also addresses the allocation of tax liabilities that are incurred as a result of the Merger, separation and distribution. In addition, the Tax Sharing Agreement restricts the parties from taking certain actions that could prevent the Merger, separation and distribution from qualifying for the tax treatment described in the Separation and Distribution Agreement. The total amount paid by Navient to SLM pursuant to the Tax Sharing Agreement during 2015 was $73,338,638, and the total amount paid by SLM to Navient pursuant thereto during 2015 was $3,000,000, resulting in a net payment to SLM of $70,338,638.

Other Agreements.  Navient also entered into a joint marketing agreement, a key systems agreement, a data sharing agreement and a sublease agreement with SLM and a loan servicing and administration agreement with Sallie Mae Bank, none of which is material to Navient (collectively, the “Other Agreements”). For a description of the Other Agreements, see the section captioned “Certain Relationships and Related Party Transactions” in the information statement filed as Exhibit 99.1 to our Form 10. The total amount paid by Navient to SLM pursuant to the Other Agreements during 2015 was $948,701, and the total amount paid by SLM to Navient pursuant thereto during 2015 was $13,499,237, resulting in a net payment to Navient of $12,550,536.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Navient’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in Navient Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the period from January 1, 2015 to December 31, 2015 all required reports were filed in a timely manner, except for the following reports which were not timely filed: Form 4 filings with respect to (i) Jack Remondi (filed March 6, 2015); (ii) Jeff Whorley (filed June 3, 2015); (iii) Somsak Chivavibul (filed August 19, 2015); and (v) Mark Heleen (filed August 19, 2015), in each case reflecting a single transaction in common stock, share equivalents, stock units and/or stock options. Each of these filings was made one day later than required.

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Other Matters for the 2016 Annual Meeting

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Navient has not been notified of any other business that is proposed to be presented at the Annual Meeting that has not been withdrawn. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Navient to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.

Shareholder Proposals for the 2017 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at Navient’s 2017 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2017 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 16, 2016, and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Navient’s proxy statement.

Navient’s Bylaws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Navient’s Bylaws provide that any such proposals or nominations for the Company’s 2017 Annual Meeting must be received by it on or after January 26, 2017, and on or before February 27, 2017. Any such notice must satisfy the other requirements in Navient’s Bylaws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Navient may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Navient. We have engaged MacKenzie Partners, Inc. to solicit proxies for an estimated fee of $15,000 plus reimbursement for out-of-pocket costs. In addition, officers, directors, regular employees or other agents of Navient may solicit proxies by telephone, telefax, personal calls, or other electronic means. Navient will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Navient’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of our Annual Report on Form 10-K, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

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Householding

To reduce the expense and reduce environmental effects of delivering duplicate proxy materials to shareholders who may have more than one account holding stock but share the same address, Navient has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered shareholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-800-542-1061. If you are a beneficial shareholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you wish to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

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NAVIENT CORPORATION ATTN: CORPORATE SECRETARY 123 JUSTISON STREET WILMINGTON, DE 19801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04026-P74245	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIENT CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain

1a.    John K. Adams, Jr.

1b.   Ann Torre Bates

1c.    Anna Escobedo Cabral

1d.   William M. Diefenderfer, III

1e.    Diane Suitt Gilleland

1f.    Katherine A. Lehman

1g.   Linda A. Mills

1h.   Barry A. Munitz

1i.    John F. Remondi

1j.    Jane J. Thompson

1k.   Laura S. Unger

1l.    Barry L. Williams

			☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐			For	Against	Abstain
						2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016.		☐	☐	☐
						3. Advisory vote to approve named executive officer compensation.		☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:
						4. Shareholder proposal regarding disclosure of lobbying activities and expenses.		☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

						For address changes and/or comments, please check this box and write them on the back where indicated.				☐
						Please indicate if you plan to attend this meeting.		☐	☐
								Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

NOTE: Cameras, transmission, broadcasting and other recording devices, including smart phones, will not be permitted in the meeting room. Attendees may be asked to pass through a security screening device or adhere to other security measures prior to entering the Annual Meeting. We regret any inconvenience this may cause you and we appreciate your cooperation.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼    DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

E04027-P74245

NAVIENT CORPORATION

Annual Meeting of Shareholders

May 26, 2016 11:00 AM

Navient Corporation

123 Justison Street

Wilmington, DE 19801

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Heleen and Kurt Slawson, or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Navient Corporation to be held on May 26, 2016, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2 AND 3, “AGAINST” ON PROPOSAL 4 AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN THE NAVIENT 401(K) SAVINGS PLAN.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)